As filed with the Securities and Exchange Commission on April 18, 2006.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

STRATEGIC HOTELS & RESORTS, INC.

(Exact name of registrant as specified in its charter)

Strategic Hotels & Resorts, Inc.	Maryland	33-1082757
BEE Financing Trust I	Delaware	20-4709675
BEE Financing Trust II	Delaware	20-4709704
BEE Financing Trust III	Delaware	20-4709745
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

77 West Wacker Drive, Suite 4600

Chicago, Illinois 60601

(312) 658-5000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paula C. Maggio

Secretary and General Counsel

Strategic Hotels & Resorts, Inc.

77 West Wacker Drive, Suite 4600

Chicago, Illinois 60601

(312) 658-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Michael L. Zuppone, Esq.

Paul, Hastings, Janofsky & Walker LLP

75 East 55th Street

New York, New York 10022

(212) 318-6000

Approximate date of commencement of proposed sale to public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)(2)(3)	Proposed maximum aggregate offering price(1)(2)(3)	Amount of registration fee(3)

Strategic Hotels & Resorts, Inc. Common Stock, $.01 par value per share; Preferred Stock, $.01 par value per share; Debt Securities; Warrants (4)(5); and Guarantees of Preferred Securities of BEE Financing Trusts I, II and III and certain backup undertakings (6)

Trust Preferred Securities of BEE Financing Trust I, II and III

(1)	Omitted pursuant to Form S-3 General Instruction II.E.

(2)	Such indeterminate number or amount of common stock, preferred stock, trust preferred securities of subsidiary trusts and related guarantees, debt securities and warrants is being registered as may from time to time be issued at indeterminate prices. This Registration Statement also includes such indeterminable amount of common stock, preferred stock and debt securities as may be issued from time to time upon exercise of warrants or conversion or exchange of convertible or exchangeable securities being registered hereunder.

(3)	Deferred in reliance upon Rule 456(b) and Rule 457(r).

(4)	Also includes such indeterminate number of warrants as may be issued upon conversion of, or in exchange for, or upon exercise of, convertible or exchangeable securities as may be offered pursuant to the prospectus filed with this Registration Statement.

(5)	Warrants to purchase the above-referenced securities may be offered and sold separately or together with other securities.

(6)	No separate consideration will be received for any Guarantees. The Guarantees include the rights of holders of the Trust Preferred Securities under the Guarantees and certain backup undertakings, comprised of obligations of Strategic Hotels & Resorts, Inc. under the Subordinated Indenture and under the Declarations of Trust of each of BEE Financing Trusts I, II and III, each as described in this Registration Statement.

PROSPECTUS

STRATEGIC HOTELS & RESORTS, INC.

Common Stock

Preferred Stock

Debt Securities

Warrants

BEE FINANCING TRUST I

BEE FINANCING TRUST II

BEE FINANCING TRUST III

Preferred Securities

Guaranteed to the extent set forth herein by

Strategic Hotels & Resorts, Inc.

This prospectus contains a general description of the debt and equity securities that we may offer for sale. We may from time to time offer, in one or more series or classes, separately or together, the following:

•	shares of our common stock;

•	shares of our preferred stock;

•	debt securities;

•	warrants entitling the holders to purchase shares of our common stock, shares of our preferred stock or our debt securities; and/or

•	preferred securities of certain trusts wholly owned and guaranteed by Strategic Hotels & Resorts, Inc.

We or each of BEE Financing Trust I, BEE Financing Trust II and BEE Financing Trust III, which we refer to as the Trusts, will offer our securities in amounts, at prices and on terms to be determined at the time we or they offer those securities. We or each of the Trusts will provide the specific terms of the securities in supplements to this prospectus. We are organized and conduct our operations so as to qualify as a real estate investment trust, or REIT, for federal income tax purposes. The specific terms of the securities may include limitations on actual, beneficial or constructive ownership and restrictions on transfer of the securities that may be appropriate to preserve our status as a REIT.

The securities may be offered on a delayed or continuous basis directly by us, through agents, underwriters or dealers as designated from time to time, through a combination of these methods or any other method as provided in the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest.

In addition, certain selling securityholders to be identified from time to time in a prospectus supplement may sell our securities that they own. We will not receive any of the proceeds from the sale of our securities by selling securityholders.

Our common stock is traded on the New York Stock Exchange under the symbol “BEE.”

Investing in our securities involves risks. Before buying our securities, you should refer to the risk factors included in our periodic reports, in prospectus supplements relating to specific offerings and in other information that we file with the Securities and Exchange Commission. See “ Risk Factors” on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

April 18, 2006

This prospectus and the applicable prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the registered securities to which they relate, and this prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or solicitation. You should not assume that the information contained in this prospectus and the applicable prospectus supplement is correct on any date after the respective dates of the prospectus and the prospectus supplement or supplements, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus. You should not assume that the information appearing in this prospectus or any applicable prospectus supplement or the documents incorporated by reference herein or therein is accurate as of any date other than their respective dates. Our business, financial condition, results of operation and prospects may have changed since those dates.

As used in this prospectus, references to “we,” “our,” “us,” the “Company” and the “REIT” are to Strategic Hotels & Resorts, Inc. and, except as the context otherwise requires, its consolidated subsidiaries, including Strategic Hotel Funding, L.L.C. and its consolidated subsidiaries. References to “SHC Funding” or the “limited liability company” are to Strategic Hotel Funding, L.L.C. References to the “Trusts” or the “Subsidiary Trusts” are to BEE Financing Trust I, BEE Financing Trust II and BEE Financing Trust III.

This prospectus contains registered trademarks that are the exclusive property of their respective owners, which are companies other than us, including Fairmont®, Four Seasons®, Hilton®, Hyatt®, InterContinental®, Loews®, Marriott® and Ritz-Carlton®. None of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees is an issuer or underwriter of the securities being offered hereby. In addition, none of the owners of these trademarks, their affiliates or any of their respective officers, directors, agents or employees has or will have any liability arising out of or related to the sale or offer of the securities being offered hereby, including any liability or responsibility for any financial statements, projections or other financial information or other information contained in this prospectus or otherwise disseminated in connection with the offer or sale of the securities offered hereby.

This prospectus is part of a “shelf” registration statement that we filed with the Securities and Exchange Commission, or SEC. By using a shelf registration statement, we may sell common stock, preferred stock, debt securities and warrants to purchase any or all of the foregoing and the Trusts may sell preferred securities that will be guaranteed by us to the extent described in this prospectus, either separately or in units, from time to time in one or more offerings. This prospectus only provides you with a general description of the securities we or the Trusts may offer. Each time we or the Trusts sell securities, we or the Trusts will provide a supplement to this prospectus that will contain specific information about the terms of the securities offered, including the amount, the price and the terms determined at the time of the offering. The prospectus supplement may also add to, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement, together with additional information described under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

Some of the statements in, or incorporated by reference in, this prospectus or any applicable prospectus supplement constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, forward-looking statements can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” or the negative of these terms or other similar terms.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. The following are some of the factors that could cause actual results to vary materially from our forward-looking statements:

•	Availability of capital;

•	Risks related to natural disasters (including the damage sustained by our New Orleans property as a result of Hurricane Katrina);

•	Increases in interest rates and operating costs;

•	Difficulties in identifying properties to acquire and completing acquisitions;

•	Availability to obtain or refinance debt;

•	The failure of closing conditions to be satisfied;

•	Rising insurance premiums;

•	Delays in construction and development;

•	Marketing challenges associated with entering new lines of business or pursuing new business strategies;

•	Our ability to dispose of existing properties in a manner consistent with our investment strategy;

•	Downturns in economic and market conditions, particularly levels of spending in the travel and leisure industries in the markets where we invest;

•	General volatility of the capital markets and the market price of our common shares;

•	Our failure to maintain our status as a REIT;

•	Increases in real property tax rates;

•	Changes in the competitive environment in our industry and the markets where we invest;

•	Changes in real estate and zoning laws or regulations;

•	Hostilities, including future terrorist attacks, or apprehension of hostilities that affect travel within or to the United States, Mexico, Czech Republic, Germany, France or other countries where we invest; and

•	Other factors set forth in the documents we file with the SEC that are incorporated by reference in this prospectus or as set forth in the applicable prospectus supplement.

We expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained in this prospectus or any applicable prospectus supplement to reflect any change in our expectations with regard to the statements or any change in events, conditions or circumstances on which any such statement is based. In evaluating forward-looking statements you should consider these risks and uncertainties, together with the other risks described from time to time in our reports and documents filed with the SEC, and you should not place undue reliance on those statements.

STRATEGIC HOTELS & RESORTS, INC.

Strategic Hotels & Resorts, Inc., formerly known as Strategic Hotel Capital, Inc., was incorporated in January 2004 and is a self-administered and self-managed REIT managed by our board of directors and executive officers. We conduct our operations through our direct and indirect subsidiaries, including our operating company, Strategic Hotel Funding, L.L.C., which we refer to as SHC Funding. Our founder and accounting predecessor, Strategic Hotel Capital, L.L.C., was founded in 1997 by Laurence Geller, our President and Chief Executive Officer, and others. Our operating company holds substantially all of our assets. We are the sole managing member of our operating company and hold approximately 98% of its membership units. We manage all business aspects of our operating company, including the sale and purchase of hotels, the investment in these hotels and the financing of our operating company and its assets. Currently, we:

•	own the fee interest in 11 hotels, comprising 5,122 rooms, located in Arizona, California, Illinois, Louisiana, Washington, D.C. and in Mexico;

•	lease three hotels from unaffiliated lessors: a ground lease in a hotel in Lincolnshire, Illinois and operating leases in hotels in Paris, France and Hamburg, Germany, comprising an aggregate of 859 rooms, and we asset manage the Paris and Hamburg hotels on behalf of their lessors;

•	own a 35% interest in a joint venture with an unaffiliated party that owns a hotel in Prague, Czech Republic comprising 372 rooms, and we asset manage such hotel on behalf of the joint venture;

•	own an 85% interest in the joint ventures that own each of the InterContinental Hotel in Miami and the InterContinental Hotel in Chicago, comprising an aggregate of 1,448 rooms, and we asset manage such hotels on behalf of the joint ventures;

•	own a 31% interest in and act as asset manager for a joint venture with two unaffiliated parties that is developing the Four Seasons Residence Club Punta Mita, a luxury vacation home product that will be sold in fractional ownership interests on property adjacent to our Four Seasons Punta Mita Resort hotel in Mexico; and

•	own a 45% interest in a joint venture with two unaffiliated parties that owns the Del Coronado hotel in Coronado, California (San Diego), comprising 679 rooms, and we asset manage that hotel on behalf of the joint venture.

We do not operate any of our hotels directly; instead we employ internationally known hotel management companies to operate them for us under management contracts or operating leases. Our existing hotels are operated under the widely recognized upper upscale and luxury brands of Fairmont®, Four Seasons®, Hilton®, Hyatt®, InterContinental®, Loews®, Marriott® and Ritz-Carlton®.

THE TRUSTS

Each of BEE Financing Trust I, BEE Financing Trust II and BEE Financing Trust III is a statutory trust formed under Delaware law pursuant to (x) a declaration of trust as may be amended from time to time, which we refer to as the Trust Declaration, executed by us, as sponsor, and the Capital Financing Trustees, which we define below, as trustees, and (y) a certificate of trust filed with the Secretary of State of the State of Delaware. Each Trust exists for the exclusive purposes of (i) issuing preferred securities of the Trust, which we refer to as the Preferred Securities, (ii) investing the gross proceeds from the sale of the trust preferred securities and the Common Securities (defined below) in our subordinated debt securities and (iii) engaging in only those other activities necessary or incidental thereto. All of the common securities representing undivided beneficial interests in the assets of a Trust, which we refer to as the Common Securities, will be directly or indirectly owned by us. The Common Securities will rank pari passu, and payments will be made pro rata, with the Preferred Securities, except that, upon an event of default under the applicable Trust Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. We will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to not less than 3% of the total capital of each Trust. Each Trust has a term of approximately 40 years but may dissolve earlier, as provided in the applicable Trust Declaration. We will pay all fees and expenses related to the Trusts and the offering of the Trust Securities, the payment of which will be guaranteed by Strategic Hotels & Resorts, Inc. as described under “Description of the Guarantees.” The principal place of business of each Trust is c/o Strategic Hotels & Resorts, Inc., 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601, Attn: Secretary, (312) 782-0600.

The business and affairs of each Trust will be conducted by the trustees, which we refer to as the Capital Financing Trustees, appointed by us as the direct or indirect holder of all the Common Securities. A majority of the Capital Financing Trustees will be persons who are employees or officers of or who are affiliated with us. One Capital Financing Trustee of each Trust will be a financial institution that is not affiliated with us and has aggregate capital, surplus and undivided profits of not less than $50,000,000, which institution will act as Property Trustee under the applicable Trust Declaration and as an indenture trustee for purposes of the Trust Indenture Act of 1939. In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Capital Financing Trustee of each Trust, which we refer to as the Delaware Trustee, will have a principal place of business or reside in the State of Delaware. The initial Property Trustee of each Trust is Wilmington Trust Company, a Delaware banking corporation, which maintains a principal place of business in Delaware. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Financing Trustees of each Trust. The duties and obligations of the Capital Financing Trustees for each Trust will be governed by the applicable Trust Declaration.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information in this prospectus and the applicable prospectus supplement, you should carefully consider the risk factors under the heading “Risk Factors” contained in Part I, Item 1A in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus and the applicable prospectus supplement, as the same may be updated from time to time by our future filings under the Securities Exchange Act of 1934.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement to:

•	acquire and develop hotel properties as suitable opportunities arise;

•	invest in future co-investment ventures;

•	make improvements to our hotel properties;

•	repay any outstanding indebtedness at the time it is due; and

•	fund general business purposes.

General business purposes may include additions to working capital and capital expenditures. Pending application of the net proceeds, we intend to invest the proceeds in interest bearing accounts and short-term, interest bearing securities.

CERTAIN RATIOS

	Years Ended December 31,
	2005	2004	2003	2002	2001
Ratio of combined fixed charges and preferred dividends to earnings	1.09x	0.41x	0.30x	0.52x	0.30x

In the calculation of the above ratios, our “earnings” represented income (loss) before income taxes, minority interests and discontinued operations from our consolidated statements of operations, as adjusted for fixed charges, capitalized interest, earnings from equity investees and distributed earnings from equity investees.

Our “fixed charges” consisted of interest incurred (whether expensed or capitalized), amortization of deferred financing costs and preference security dividends (i.e., the amount of pre-tax earnings that is required to pay dividends on outstanding preference securities). Earnings were inadequate to cover fixed charges by $36.8 million, $73.0 million, $46.7 million and $87.9 million for the years ended December 31, 2004, 2003, 2002 and 2001.

DESCRIPTION OF OUR COMMON STOCK

Rights of our stockholders are governed by the Maryland General Corporation Law, or MGCL, our charter and our bylaws. The following is a summary of the material provisions of our common stock and describes certain provisions of our charter and bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

General

Our charter provides that we may issue up to 150,000,000 shares of common stock, $0.01 par value per share, and 150,000,000 shares of preferred stock, $0.01 par value per share. As of April 18, 2006, we had 59,133,344 shares of common stock issued and outstanding, 4,000,000 shares of 8.50% Series A Cumulative Redeemable Preferred Stock issued and outstanding and 4,600,000 shares of 8.25% Series B Cumulative Redeemable Preferred Stock issued and outstanding. Our charter provides that our board of directors, without stockholder approval, may amend our charter to increase or decrease the aggregate number of shares of stock or the number of shares of any class or series of our stock that we are authorized to issue.

Voting Rights of Common Stock

Subject to the provisions of our charter regarding the restrictions on the transfer and ownership of shares of common stock, each outstanding share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except for certain limited voting rights of holders of our 8.50% Series A Cumulative Redeemable Preferred Stock, 8.25% Series B Cumulative Redeemable Preferred Stock and as may be provided with respect to any other subsequently issued class or series of stock, the holders of such common stock possess the exclusive voting power. There is no cumulative voting in the election of directors, which means that the holders of a majority of the outstanding common stock, voting as a single class, can elect all of the directors and the holders of the remaining stock are not able to elect any directors.

Distributions, Liquidation and Other Rights of Common Stock

All common stock offered by this prospectus will be duly authorized, fully paid and nonassessable. Holders of common stock are entitled to receive dividends when authorized by our board of directors and declared by us out of assets legally available for dividends and to share ratably in our assets legally available for distribution to the stockholders in the event of our liquidation, dissolution or winding-up after payment of, or adequate provision for, all of our known debts and liabilities and any rights of holders of senior securities. These rights are subject to the preferential rights of any other class or series of our stock, including our 8.50% Series A Cumulative Redeemable Preferred Stock and 8.25% Series B Cumulative Redeemable Preferred Stock, and to the provisions of our charter regarding restrictions on transfer of our stock.

Holders of shares of common stock have no conversion, sinking fund, redemption, exchange or appraisal rights, and have no preemptive rights to subscribe for any of our securities.

Power to Reclassify Stock

Our charter authorizes our board of directors to classify any unissued preferred stock and to reclassify any previously classified but unissued common stock and preferred stock of any series from time to time in one or more classes or series, as authorized by our board of directors. Prior to issuance of stock of each class or series, our board of directors is required by the MGCL and our charter to set for each such class or series, subject to the provisions of our charter regarding the restrictions on transfer of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, our board of directors could authorize the issuance of additional preferred stock with priority over the common stock with respect to distributions and rights upon liquidation and with other terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control of us that might involve a premium price for our stockholders or otherwise might be in their best interest.

Power to Issue Additional Common Stock and Preferred Stock

We believe that the power to issue additional common stock or preferred stock and to classify or reclassify unissued common stock or preferred stock and thereafter to issue the classified or reclassified stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded, including the New York Stock Exchange. Although we have no current intention of doing so, we could issue a class or series of stock that could delay, defer or prevent a transaction or a change in control that might involve a premium price for our stockholders or otherwise be in their best interest.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Internal Revenue Code, or the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year. These requirements of the Code do not apply to the first year for which an election to be a REIT is made.

Our charter contains restrictions on the number of shares of our stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% in value of our outstanding shares of stock. In addition, no person may acquire or hold, directly or indirectly, common stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock.

Our charter further prohibits (i) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (ii) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the Trust, as defined below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

Our board of directors, in its sole discretion, may exempt a person from these limits. However, our board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by our board for exemption, a person also must not own, directly or indirectly, an interest in any of our tenants (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the Trust. Our board of directors may require a ruling from the Internal Revenue Service, or IRS, or an opinion of counsel in order to determine or ensure our status as a REIT in circumstances where it has received a request for exemption and is unable to satisfy itself that the ownership limitations will not be violated.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust (the “Trust”) for the exclusive benefit of one or more charitable beneficiaries (“Charitable Beneficiaries”), and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our stock held in the Trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the Trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the Trust. The trustee (the “Trustee”) of the Trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the Trust. These rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the Trust will be paid by the recipient to the Trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the Trustee. Any dividend or distribution paid to the Trustee will be held in trust for the Charitable Beneficiary. Subject to Maryland law, the Trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the Trust and (ii) to recast the vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible corporate action, then the Trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the Trust, the Trustee will sell the shares to a person designated by the Trustee, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the proposed transferee and to the Charitable Beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give a value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other similar transaction), the Market Price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the Trust and (ii) the price received by the Trustee from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares of our stock have been transferred to the Trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the Trustee upon demand.

In addition, shares of our stock held in the Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of the devise or gift) and (ii) the Market Price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the Trustee has sold the shares.

Upon a sale to us, the interest of the Charitable Beneficiary in the shares sold will terminate and the Trustee will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing shares of our stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

Other Matters

The registrar and transfer agent for the shares of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR PREFERRED STOCK

General

Subject to limitations prescribed by Maryland law and our charter, our board of directors is authorized to issue, from the authorized but unissued shares of stock, shares of preferred stock in series and to establish from time to time the number of shares of preferred stock to be included in the series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the shares of each series, and any other subjects or matters as may be fixed by resolution of our board of directors or one of its duly authorized committees.

Reference is made to the prospectus supplement relating to the series of shares of preferred stock being offered for the specific terms of the series, including:

•	the title and stated value of the series of shares of preferred stock and the number of shares constituting that series;

•	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the series;

•	the date from which dividends on shares of preferred stock of the series shall cumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for shares of preferred stock of the series;

•	the provision for a sinking fund, if any, for shares of preferred stock of the series;

•	the provision for redemption, if applicable, of shares of preferred stock of the series;

•	any listing of the series of shares of preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which shares of preferred stock of the series will be convertible into shares of preferred stock of another series or common stock, including the conversion price, or manner of calculating the conversion price;

•	whether interests in shares of preferred stock of the series will be represented by global securities;

•	any other specific terms, preferences, rights, limitations or restrictions of the series of shares of preferred stock;

•	a discussion of U.S. Federal income tax considerations applicable to shares of preferred stock of the series;

•	the relative ranking and preferences of shares of preferred stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any limitations on direct or beneficial ownership and restrictions on transfer of shares of preferred stock of the series, in each case as may be appropriate to preserve our status as a REIT under the Code.

Unless otherwise provided in the applicable prospectus supplement, the following terms shall apply to each series of shares of preferred stock being offered hereunder:

Rank

The shares of preferred stock of each series will rank with respect to dividend rights and rights upon liquidation, dissolution or winding up of our affairs:

•	senior to all classes or series of common stock, and to all equity securities ranking junior to the series of shares of preferred stock;

•	on a parity with all equity securities issued by us the terms of which specifically provide that the equity securities rank on a parity with shares of preferred stock of the series; and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities rank senior to shares of preferred stock of the series.

Dividends

Holders of shares of preferred stock of each series shall be entitled to receive, when and as authorized by the board of directors and declared by us out of funds legally available for the payment of dividends, cumulative, preferential cash dividends at the rate set forth in the applicable prospectus supplement. Such dividends shall be cumulative from the date of original issue and shall be payable quarterly in arrears on the last day of each March, June, September and December or, if not a business day, the next succeeding business day (each such day being a “dividend payment date”). Any dividend payable on a series of shares of preferred stock for any partial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends will be payable to holders of record as they appear in our records at the close of business on the applicable record date, which shall be on such date designated by the board of directors for the payment of dividends that is not more than 30 nor less than 10 days prior to such dividend payment date (which we refer to as a “dividend record date”), which in the normal course we would expect to be on or about the 15th day prior to the dividend payment date.

No dividends on a series of shares of preferred stock shall be declared or paid or set apart for payment by us at such time as the terms and provisions of any agreement we have entered into, including any agreement relating to our indebtedness for borrowed money, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

Notwithstanding the foregoing, dividends on a series of shares of preferred stock will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Accrued but unpaid dividends on a series of shares of preferred stock will not bear interest. Holders of shares of a series of preferred stock will not be entitled to any dividends in excess of full cumulative dividends as described above.

If, for any taxable year, we elect to designate as “capital gain dividends” (as defined in Section 857 of the Code), any portion of the dividends (as determined for U.S. Federal income tax purposes) paid or made available for the year to holders of all classes of shares, then the portion of such designated amount that shall be allocable to the holders of shares of a series of preferred stock shall be the amount that the total dividends (as determined for U.S. Federal income tax purposes) paid or made available to the holders of shares of such series of preferred stock for the year bears to the total dividends paid or made available for the year to holders of all classes of shares.

If any series of shares of preferred stock is outstanding, no full dividends shall be declared or paid or set apart for payment on any series of preferred stock ranking, as to dividends, on a parity with or junior to such series of preferred stock for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payments on the shares of such series of preferred stock for all past dividend periods. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon a series of preferred stock and the shares of any other series of preferred stock ranking on parity as to dividends with such series of preferred stock, all dividends declared upon such series of preferred stock and any other series of preferred stock ranking on a parity as to dividends with such series of preferred stock shall be declared pro rata so that the amount of dividends declared per share on such series of preferred stock and such other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on such series of preferred stock and such other series of preferred stock bear to each other. If such other preferred stock does not have a cumulative dividend, there will be no accrual in respect of unpaid dividends for prior periods for such preferred stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on a shares of a series of preferred stock which may be in arrears.

Except as provided in the immediately preceding paragraph, unless full cumulative dividends on the shares of a series of preferred stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no dividends (other than in common shares or other stock ranking junior to such series of preferred stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other dividend or distribution shall be declared or made upon the common stock or any other of our stock ranking junior to or on a parity with such series of preferred stock as to dividends or upon liquidation, nor shall any common stock or any other of our stock ranking junior to or on a parity with such series of preferred stock as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by us or any of our subsidiaries, except by conversion into or exchange for other of our stock ranking junior to such series of preferred stock as to dividends and upon liquidation.

Any dividend payment made on shares of a series of preferred stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of such series of preferred stock which remains payable.

In determining whether a distribution (other than upon voluntary or involuntary liquidation), by dividend, redemption or other acquisition of shares of stock or otherwise, is permitted under the Maryland law, amounts that would be needed, if we were to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of holders of shares of a series of preferred stock shall not be added to our total liabilities.

Liquidation Rights

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any dividend or payment shall be made to the holders of any common stock or any other class or series of our stock ranking junior to the series of shares of preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of us, the holders of each series of shares of preferred stock shall be entitled to receive out of our assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference set forth in the applicable prospectus supplement, plus an amount equal to all dividends accrued and unpaid thereon. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of each series of shares of preferred stock will have no right or claim to any of our remaining assets.

In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of preferred stock of the series and the corresponding amounts payable on all shares of other classes or series of our stock ranking on a parity with such series of preferred stock in the distribution of assets, then the holders of shares of preferred stock of the series and all other such classes or series of stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. For such purposes, the consolidation or merger of us with or into any other entity, or the sale, lease or conveyance of all or substantially all of our property or business, or a statutory share exchange shall not be deemed to constitute a liquidation, dissolution or winding up of us.

Redemption

Shares of a series of preferred stock will not be redeemable prior to the date set forth in the applicable prospectus supplement. On or after such date, we, at our option upon not less than 30 nor more than 60 days’ written notice, may redeem the shares of such series of preferred stock, in whole or in part, at any time or from time to time, for cash at a redemption price of per share as set forth in the applicable prospectus supplement, plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest. Holders of shares of a series of preferred stock to be redeemed shall surrender such shares of preferred stock at the place designated in such notice and shall be entitled to the redemption price and any accrued and unpaid dividends payable upon such redemption following such surrender. If fewer than all of the outstanding shares of the series of preferred stock are to be redeemed, the number of shares to be redeemed will be determined by us and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in an equitable manner determined by us.

Unless full cumulative dividends on all shares of the series of preferred stock and all stock ranking on a parity with such series of preferred stock with respect to the payment of dividends and amounts upon liquidation, dissolution and winding up (referred to as parity shares) shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, no shares of such series of preferred stock or shares of parity stock shall be redeemed unless all outstanding shares of such series of preferred stock and shares of parity stock are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of such series of preferred stock or shares of parity stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of such series of preferred stock and shares of parity stock. Furthermore, unless full cumulative dividends on all outstanding shares of such series of preferred stock and shares of parity stock have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, we shall not purchase or otherwise acquire directly or indirectly any shares of such series of preferred stock or shares of parity stock (except by conversion into or exchange for our stock ranking junior to the shares of such series of preferred stock and shares of parity stock as to dividends and upon liquidation).

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of shares of the series of preferred stock at the address shown on our share transfer books. Each notice shall state: (i) the redemption date; (ii) the number of shares of the series of preferred stock to be redeemed; (iii) the redemption price per share, plus any accrued and unpaid dividends through the date of redemption; (iv) the place or places where certificates for shares of the series of preferred stock are to be surrendered for payment of the redemption price; and (v) that dividends on shares of the series of preferred stock will cease to accrue on such redemption date. If fewer than all the shares of the series of preferred stock are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of the series of preferred stock to be redeemed from each such holder. If notice of redemption of any shares of the series of preferred stock has been given and if the funds necessary for such redemption have been set aside by us in trust for the benefit of the holders of the shares of preferred stock so called for redemption, then from and after the redemption date, dividends will cease to accrue on the shares of such series of preferred stock, such shares of preferred stock shall no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

If we redeem any shares of a series of preferred stock and if the redemption date occurs after a dividend record date and on or prior to the related dividend payment date, the dividend payable on such dividend payment date with respect to such shares called for redemption shall be payable on such dividend payment date to the holders of record at the close of business on such dividend record date, and shall not be payable as part of the redemption price for such shares.

The shares of preferred stock have no stated maturity and will not be subject to any sinking fund or mandatory redemption. However, the shares of preferred stock may be subject to redemption as described in “Certain Provisions of Maryland Law and of our Charter and Bylaws—Restrictions on Ownership and Transfer.” Any such redemption would apply only to shares held, directly or indirectly, by those stockholders with concentrated share ownership that would violate the ownership limit provision. In addition, the number of shares subject to such a redemption would be limited to that number of concentrated shares sufficient in the opinion of the board of directors to maintain or bring the ownership of shares into conformity with the ownership limit provision. See “Certain Provisions of Maryland Law and of our Charter and Bylaws—Restrictions on Ownership and Transfer.”

Voting Rights

Holders of the shares of preferred stock of each series will not have any voting rights, except as set forth below.

If and whenever six quarterly dividends (whether or not consecutive) payable on shares of the series of preferred stock or any shares of parity stock are in arrears (which, for any quarterly dividend, means that such dividend has not been paid in full), whether or not earned or declared, the number of directors then constituting the board of directors will be increased by two, and the holders of shares of such series of preferred stock, voting together as a class with the holders of any other series of parity stock (any such other series, being “voting preferred shares”), will have the right to elect two additional directors to serve on our board of directors at any annual meeting of stockholders or a special meeting of the holders of shares of such series of preferred stock and such voting preferred shares called at the request of any holder of record of shares of the series of preferred stock or by a holder of such voting preferred shares and at each subsequent annual meeting of stockholders until all such dividends on the shares of the series of preferred stock and such other voting preferred shares have been paid or declared and paid or set aside for payment. The term of office of all directors so elected will terminate with the termination of such voting rights.

The approval of two-thirds of the outstanding shares of the series of preferred stock and all other series of voting preferred shares similarly affected, voting as a single class, is required in order to (i) amend our charter to affect materially and adversely the rights, preferences or voting power of the holders of the shares of the series of preferred stock or the voting preferred shares, (ii) enter into a share exchange that affects the shares of such series of preferred stock, consolidate with or merge into another entity, or permit another entity to consolidate with or merge into us, unless in each such case each share of the series of preferred stock remains outstanding without a material adverse change to its terms and rights or is converted into or exchanged for preferred stock of the surviving entity having preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption substantially similar, taken as a whole, to that of a share of such series of preferred stock (except for changes that do not materially and adversely affect the holders of the shares of such series) or is exchanged for cash or (iii) authorize, reclassify, create, or increase the number of authorized shares of any class of stock having rights senior to the shares of the series of preferred stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up. However, we may create additional classes of parity shares and shares ranking junior to the shares of such series of preferred stock as to dividends or upon liquidation (each, referred to as “junior shares”), increase the authorized number of parity shares and junior shares and issue additional series of parity shares and junior shares without the consent of any holder of shares of the series of preferred stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of the series of preferred stock have been redeemed in accordance with their terms or called for redemption in accordance with their terms and sufficient funds shall have been deposited in trust to effect such redemption.

Except as provided above or as required by law, the holders of shares of preferred stock of each series are not entitled to vote on any merger or consolidation involving us or a sale of all or substantially all of our assets or any amendment to our charter.

Conversion Rights

The terms and conditions, if any, upon which shares of preferred stock of any series are convertible into shares of preferred stock of another series or common stock will be set forth in the applicable prospectus supplement relating to the series. These terms will include:

•	the number of shares of preferred stock of another series or common stock into which the shares of preferred stock of the series are convertible;

•	the conversion price, or manner of calculation of the conversion price;

•	the conversion period;

•	provisions as to whether conversion will be at the option of the holders of the shares of preferred stock of the series or us;

•	the events requiring an adjustment of the conversion price; and

•	provisions affecting conversion in the event of the redemption of the shares of preferred stock of the series.

Restrictions on Ownership

As discussed above under “Description of Common Stock—Restrictions on Ownership and Transfer,” for us to qualify as a REIT under the Code, not more than 50% in value of our outstanding shares of stock may be owned by five or fewer individuals at any time during the last half of any taxable year. The articles supplementary for each series of shares of preferred stock may contain provisions restricting the ownership and transfer of the shares of preferred stock similar to those described under “Description of Common Stock—Restrictions on Ownership and Transfer.” The applicable prospectus supplement will specify any additional ownership limitations relating to a series of shares of preferred stock.

All certificates representing shares of shares of preferred stock will bear a legend referring to the restrictions described above.

Other Matters

The registrar and transfer agent for the shares of preferred stock will be set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may offer debt securities under an indenture that we will enter into with a trustee to be selected. The following section describes certain of the material terms and conditions of the debt securities we may issue. For a more detailed description of the terms of the debt securities, please refer to the applicable indenture that we will enter into for any debt securities we may issue from time to time, which will be incorporated by reference into this prospectus.

General

The debt securities will be our direct obligations and may be either senior debt securities or subordinated debt securities. The debt securities may be secured or unsecured. The indenture will not limit the principal amount of debt securities that we may issue. We may issue debt securities in one or more series. The indenture will set forth the specific terms of each series of debt securities. The material terms of each series of debt securities will also be described in the applicable prospectus supplement. Each prospectus supplement and indenture incorporated by reference therein will describe:

•	the title of the debt securities and whether the debt securities are senior or subordinated debt securities;

•	whether or not the debt securities are secured, and if secured, a description of the collateral securing that series of debt securities;

•	any limit upon the aggregate principal amount of a series of debt securities that we may issue;

•	the date or dates on which principal of the debt securities will be payable and the amount of principal that will be payable;

•	the rate or rates (which may be fixed or variable) at which the debt securities will bear interest, if any, as well as the dates from which interest will accrue, the dates on which interest will be payable, the persons to whom interest will be payable (if other than the registered holders on the record date) and the record date for the interest payable on any payment date;

•	the currency or currencies in which principal, premium, if any, and interest, if any, will be paid;

•	the place or places where principal, premium, if any, and interest, if any, on the debt securities will be payable and where debt securities that are in registered form can be presented for registration of transfer or exchange;

•	any provisions regarding our right to prepay debt securities or of holders to require us to prepay debt securities;

•	the right, if any, of holders of the debt securities to convert them into common stock, preferred stock or other securities, including any provisions intended to prevent dilution of the conversion rights and any provisions limiting the exercise rights of the holders;

•	any provisions requiring or permitting us to make payments to a sinking fund that will be used to redeem debt securities or a purchase fund that will be used to purchase debt securities;

•	any index or formula used to determine the required payments of principal, premium, if any, or interest, if any;

•	the percentage of the principal amount of the debt securities which is payable if maturity of the debt securities is accelerated because of a default;

•	any additional or modified events of default or covenants with respect to the debt securities;

•	whether we will be restricted from incurring any additional indebtedness or any other covenants with respect to a particular series of debt securities;

•	whether the debt securities will be guaranteed and, if so, on what terms;

•	the trustee, authenticating or paying agent, transfer agent or registrar; and

•	any other material terms of the debt securities.

The indenture may contain restrictions on our ability to repurchase our securities or financial covenants.

We may issue debt securities at a discount from their stated principal amount or original issue discount. A prospectus supplement may describe U.S. federal income tax considerations and other special considerations applicable to a debt security issued with original issue discount.

If the principal, premium, if any, or interest with regard to any series of debt securities is payable in a foreign currency, we will describe in the prospectus supplement relating to those debt securities any restrictions on currency conversions, U.S. federal income tax considerations or other material restrictions with respect to that issue of debt securities.

Form of Debt Securities

We may issue debt securities in certificated or uncertificated form, in registered form with or without coupons or in bearer form with coupons, if applicable. We may issue debt securities of a series in the form of one or more global certificates evidencing all or a portion of the aggregate principal amount of the debt securities of that series. We may deposit the global certificates with depositaries, and the certificates may be subject to restrictions upon transfer or upon exchange for debt securities in individually certificated form.

Events of Default and Remedies

An event of default with respect to each series of debt securities will include:

•	our default in the payment of the principal of or premium, if any, on any debt securities of such series;

•	our default in the payment of any interest due and payable on such series of debt securities and continuance of such default for the period of time set forth in the indenture;

•	our default for the period of time set forth in the indenture after notice by the trustee or the holders of the percentage set forth in the indenture in principal amount of the outstanding debt securities of that series in the observance or performance of any other covenants in the indenture;

•	our default on certain of our borrowings in an aggregate principal amount in excess of the amount set forth in the indenture causing the acceleration of that indebtedness; and

•	certain events involving our or our significant subsidiaries’ bankruptcy, insolvency or reorganization.

The indenture relating to particular series of debt securities may include other events of default with respect to any such series.

The indenture may provide that the trustee may withhold notice to the holders of any series of debt securities of any default (except a default in payment of principal, premium, if any, or interest) if the trustee considers it to be in the interest of the holders of the series to do so.

The indenture may provide that if any event of default has occurred and is continuing, the trustee or the holders of not less than the percentage set forth in the indenture in principal amount of a series of debt securities then outstanding may declare the principal of and accrued interest, if any, on that series of debt securities to be due and payable immediately. However, if we cure all events of default (except the failure to pay principal, premium or interest that became due solely because of the acceleration) and certain other conditions are met, the holders of a majority in principal amount of the applicable series of debt securities may rescind and annul such declaration.

The holders of a majority of the outstanding principal amount of a series of debt securities may have the right to direct the time, method and place of conducting proceedings for any remedy available to the trustee, subject to certain limitations specified in the indenture.

The applicable prospectus supplement and the indenture incorporated by reference therein will describe any additional or modified events of default which apply to any series of debt securities.

Modification of the Indenture

We and the trustee may:

•	without the consent of holders of the outstanding debt securities, modify the indenture to cure errors or clarify ambiguities, add to our covenants and the events of default for the benefit of any particular series of debt securities; and

•	with the consent of the holders of not less than a majority in principal amount of a particular series of debt securities that are outstanding under the indenture, modify the indenture or the rights of the holders of such series of debt securities.

However, without the consent of the holder of each outstanding debt security affected thereby, we may not:

•	change the stated maturity of, the principal of, premium, if any, or installment of interest of any debt securities, reduce the rate or extend the time for payment of interest, if any, on any debt securities, reduce the principal amount of any debt securities or the premium, if any, on any debt securities, impair the right of a holder to institute suit for the payment of principal, premium, if any, or interest, if any, with regard to any debt securities on or after the stated maturity or change the currency in which any debt securities are payable; or

•	reduce the percentage of principal amount of debt securities the holders of which are required to consent to an amendment, supplement or waiver with respect to such series.

Governing Law

The indenture, any supplemental indenture and the debt securities issued thereunder will be governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS

We may from time to time offer under this prospectus warrants to purchase our common stock, preferred stock or debt securities. The prospectus supplement applicable to any warrants we offer will describe the material terms and offering prices of those warrants, including a description of the securities issuable upon exercise of the warrants.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The following is a general description of the terms of the trust preferred securities we may issue from time to time. Particular terms of any trust preferred securities we offer will be described in the prospectus supplement relating to such trust preferred securities.

Each of the Trusts was formed pursuant to the execution of a declaration of trust and the filing of a certificate of trust of such trust with the Delaware Secretary of State. The declaration of trust of each Trust will be amended and restated prior to the issuance by such trust of the trust preferred securities to include the terms referenced in this prospectus and in the applicable prospectus supplement. The original declaration of trust of each Trust is, and the form of the amended and restated declaration of trust of such trust will be, filed as an exhibit to the registration statement of which this prospectus forms a part.

Each of the Trusts may issue only one series of trust preferred securities. The declaration of trust for each trust will be qualified as an indenture under the Trust Indenture Act. The trust preferred securities will have the terms, including distributions, redemption, voting, liquidation and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the declaration or made part of the declaration by the Trust Indenture Act, and which will mirror the terms of the subordinated debt securities held by the trust and described in the applicable prospectus supplement. The following summary does not purport to be complete and is subject in all respects to the provisions of the applicable declaration and the Trust Indenture Act.

Reference is made to the prospectus supplement relating to the preferred securities of any trust for specific terms, including:

•	the distinctive designation of the trust preferred securities;

•	the number of trust preferred securities issued by the trust;

•	the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the trust and the date or dates upon which distributions are payable; provided, however, that distributions on the trust preferred securities are payable on a quarterly basis to holders of the trust preferred securities as of a record date in each quarter during which the trust preferred securities are outstanding;

•	whether distributions on trust preferred securities issued by the trust are cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates from which distributions will be cumulative;

•	the amount which shall be paid out of the assets of the trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding-up or termination of the trust;

•	the obligation or the option, if any, of a trust to purchase or redeem trust preferred securities and the price or prices at which, the period or periods within which, and the terms upon which, trust preferred securities issued by the trust may be purchased or redeemed;

•	the voting rights, if any, of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities, or of trust preferred securities issued by one or more trusts, or of both, as a condition to specified action or amendments to the declaration of the trust;

•	the terms and conditions, if any, upon which the subordinated debt securities may be distributed to holders of trust preferred securities;

•	whether the trust preferred securities will be convertible or exchangeable into other securities, and, if so, the terms and conditions upon which the conversion or exchange will be effected, including the initial conversion or exchange price or rate and any adjustments thereto, the conversion or exchange period and other conversion or exchange provisions;

•	if applicable, any securities exchange upon which the trust preferred securities shall be listed; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the trust not inconsistent with its declaration or with applicable law.

We will guarantee all trust preferred securities offered hereby to the extent set forth below under “Description of Preferred Securities Guarantees.” Certain United States federal income tax considerations applicable to any offering of trust preferred securities will be described in the applicable prospectus supplement.

In connection with the issuance of trust preferred securities, each trust will issue one series of common securities having the terms including distributions, redemption, voting and liquidation rights or such restrictions as shall be set forth in its declaration. The terms of the common securities will be substantially identical to the terms of the trust preferred securities issued by the trust and the common securities will rank equal with, and payments will be made thereon pro rata with, the trust preferred securities except that, upon an event of default under the declaration, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in certain limited circumstances, the common securities will carry the right to vote to appoint, remove or replace any of the trustees of a trust. Directly or indirectly, we will own all of the common securities of each trust.

Distributions

Distributions on the trust preferred securities will be made on the dates payable to the extent that the applicable trust has funds legally available for the payment of distributions in the trust’s property account. The trust’s funds available for distribution to the holders of the trust securities will be limited to payments received from us on the subordinated debt securities issued to the trust in connection with the issuance of the trust preferred securities. We will guarantee the payment of distributions out of monies held by the trust to the extent set forth under “Description of Preferred Securities Guarantees” below.

Deferral of Distributions

With respect to any subordinated debt securities issued to a trust, we will have the right under the terms of the subordinated debt securities to defer payments of interest on the subordinated debt securities by extending the interest payment period from time to time on the subordinated debt securities. As a consequence of our extension of the interest payment period on subordinated debt securities held by a trust, distributions on the trust preferred securities would be deferred during any such extended interest payment period. The trust will give the holders of the trust preferred securities notice of an extension period upon their receipt of notice from us. If distributions are deferred, the deferred distributions and accrued interest will be paid to holders of record of the trust preferred securities as they appear on the books and records of the trust on the record date next following the termination of the deferral period. The terms of any subordinated debt securities issued to a trust, including the right to defer payments of interest, will be described in the applicable prospectus supplement.

Distribution of Subordinated Debt Securities

We will have the right at any time to dissolve a trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, to cause the distribution of subordinated debt securities issued to the trust to the holders of the trust securities in a total stated principal amount equal to the total stated liquidation amount of the trust securities then outstanding. The right to dissolve the trust and distribute the subordinated debt securities will be conditioned on our receipt of an opinion rendered by tax counsel that the distribution would not be taxable for United States federal income tax purposes to the holders.

Enforcement of Certain Rights by Holders of Preferred Securities

If an event of default under a declaration of trust occurs and is continuing, then the holders of trust preferred securities of such trust would rely on the enforcement by the property trustee of its rights as a holder of the applicable series of subordinated debt securities against us. In addition, the holders of a majority in liquidation amount of the trust preferred securities of such trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee to exercise the remedies available to it as a holder of the subordinated debt securities. If the property trustee fails to enforce its rights under the applicable series of subordinated debt securities, to the fullest extent permitted by law, a holder of trust preferred securities of such trust may institute a legal proceeding directly against us to enforce the property trustee’s rights under the applicable series of subordinated debt securities without first instituting any legal proceeding against the property trustee or any other person or entity.

Notwithstanding the preceding discussion, if an event of default under the applicable declaration has occurred and is continuing and such event is attributable to our failure to pay interest or principal on the applicable series of subordinated debt securities on the date such interest or principal is otherwise payable or in the case of redemption, on the redemption date, then a holder of trust preferred securities of such trust may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the applicable series of subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the trust preferred securities of such holder on or after the respective due date specified in the applicable series of subordinated debt securities. In connection with such direct action, we will be subrogated to the rights of such holder of trust preferred securities under the applicable declaration to the extent of any payment made by us to such holder of trust preferred securities in such direct action.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

Set forth below is a summary of information concerning the preferred securities guarantees which we will execute and deliver for the benefit of the holders of trust preferred securities. Each preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. The preferred guarantee trustee will hold each guarantee for the benefit of the holders of the trust preferred securities to which it relates. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of preferred securities guarantee which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act.

General

Pursuant to each preferred securities guarantee, we will agree to pay in full, to the holders of the trust preferred securities issued by a trust, the guarantee payments, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert. The following payments with respect to trust preferred securities, to the extent not paid by the trust, will be subject to the preferred securities guarantee:

•	any accrued and unpaid distributions which are required to be paid on the trust preferred securities, to the extent the trust shall have funds legally and immediately available for those distributions;

•	the redemption price set forth in the applicable prospectus supplement to the extent the trust has funds legally and immediately available therefor with respect to any trust preferred securities called for redemption by the trust; and

•	upon a voluntary or involuntary dissolution, winding-up or termination of the trust, other than in connection with the distribution of subordinated debt securities to the holders of trust preferred securities or the redemption of all of the trust preferred securities, the lesser of (x) the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the trust has funds legally and immediately available and (y) the amount of assets of the trust remaining available for distribution to holders of the trust preferred securities in liquidation of the trust.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by us to the holders of trust preferred securities or by causing the applicable trust to pay the amounts to the holders.

Each preferred securities guarantee will not apply to any payment of distributions on the trust preferred securities except to the extent the trust shall have funds available therefor. If we do not make interest payments on the subordinated debt securities purchased by a trust, the trust will not pay distributions on the trust preferred securities issued by the trust and will not have funds available therefor. The preferred securities guarantee, when taken together with our obligations under the subordinated debt securities, the indenture and the declaration, including our obligations to pay costs, expenses, debts and liabilities of the trust other than with respect to the trust securities, will provide a full and unconditional guarantee on a subordinated basis by us of payments due on the trust preferred securities.

Certain Covenants of Strategic Hotels & Resorts

In each preferred securities guarantee, we will covenant that, so long as any trust preferred securities issued by the applicable trust remain outstanding, if there shall have occurred any event that would constitute an event of default under the preferred securities guarantee or the declaration of the trust, then, unless otherwise set forth in an applicable prospectus supplement we shall not:

•	declare or pay any dividend on, make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our capital stock;

•	make any guarantee payments with respect to any of our other capital stock; or

•	make any payment of principal, interest, or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) that rank junior to such subordinated debt securities.

However, in such circumstances we may:

•	declare and pay stock dividends on our capital stock payable in the same stock on which the dividend is paid; and

•	purchase fractional interests in shares of our capital stock pursuant to the conversion or exchange provisions of the capital stock or the security being converted or exchanged.

Modification of the Preferred Securities Guarantees; Assignment

Each preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities issued by the applicable trust except with respect to any changes which do not adversely affect in any material respect the rights of holders of trust preferred securities, in which case no vote will be required. All guarantees and agreements contained in a preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the trust preferred securities of the applicable trust then outstanding.

Termination

Each preferred securities guarantee will terminate as to the trust preferred securities issued by the applicable trust:

•	upon full payment of the redemption price of all trust preferred securities of the trust;

•	upon distribution of the subordinated debt securities held by the trust to the holders of the trust preferred securities and common securities of the trust; or

•	upon full payment of the amounts payable in accordance with the declaration of the trust upon liquidation of the trust.

Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the applicable trust must restore payment of any sums paid under the trust preferred securities or the preferred securities guarantee.

Events of Default

An event of default under a preferred securities guarantee will occur upon our failure to perform any of our payment or other obligations under the preferred securities guarantee.

The holders of a majority in liquidation amount of the trust preferred securities relating to such preferred securities guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the preferred guarantee trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the preferred guarantee trustee under such trust preferred securities. If the preferred guarantee trustee fails to enforce such preferred securities guarantee, any holder of trust preferred securities relating to such guarantee may institute a legal proceeding directly against us to enforce the preferred guarantee trustee’s rights under such guarantee, without first instituting a legal proceeding against the relevant subsidiary trust, the guarantee trustee or any other person or entity. Notwithstanding the preceding discussion, if we fail to make a guarantee payment, a holder of trust preferred securities may directly institute a proceeding against us for enforcement of the preferred securities guarantee for such payment. We waive any right or remedy to require that any action be brought first against such trust or any other person or entity before proceeding directly against us.

Status of the Preferred Securities Guarantees

Unless otherwise indicated in an applicable prospectus supplement, the preferred securities guarantees will constitute unsecured obligations of Strategic Hotels & Resorts and will rank:

•	subordinate and junior in right of payment to all other liabilities of Strategic Hotels & Resorts; and

•	senior to our capital stock now or hereafter issued and any guarantee now or hereafter entered into by us in respect of any of our capital stock.

The terms of the trust preferred securities provide that each holder agrees to the subordination provisions and other terms of the preferred securities guarantee.

The preferred securities guarantees will constitute a guarantee of payment and not of collection; that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Preferred Guarantee Trustee

The preferred guarantee trustee, before the occurrence of a default with respect to a preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in such preferred securities guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. The preferred guarantee trustee is under no obligation to exercise any of the powers vested in it by a preferred securities guarantee at the request of any holder of preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred.

Governing Law

The preferred securities guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

The following paragraphs summarize the material provisions of Maryland law applicable to us and of our charter and bylaws. For a complete description, we refer you to Maryland law, our charter and our bylaws. We have filed our charter and bylaws as exhibits to materials we have filed with the Securities and Exchange Commission. See “Where You Can Find More Information.”

Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot amend its charter, unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of amendments by a lesser percentage of the shares entitled to vote on the matter, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides, except with respect to amendments to the provisions of our charter regarding restrictions on the transfer and ownership of our stock and certain provisions relating to our board of directors, for approval of amendments to our charter by a majority of the votes entitled to be cast on the matter. The board of directors has the exclusive power to adopt, alter or repeal any provision of the bylaws and to make new bylaws.

Meetings of Stockholders

Under our bylaws, annual meetings of stockholders are to be held in May of each year at a date and time as determined by our board. Special meetings of stockholders may be called only by a majority of our directors, our Chairman, our President or our Chief Executive Officer and must be called by our Secretary upon the written request of the holders of a majority of the shares of our common stock entitled to vote at a meeting. Only matters set forth in the notice of the meeting may be considered and acted upon at such a meeting. Maryland law provides that any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting by unanimous written consent, if that consent sets forth that action and is signed by each stockholder entitled to vote on the matter.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to our board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by our board of directors or (iii) by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to our board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by our board of directors or (iii) provided that the board of directors has determined that directors will be elected at the meeting, by a stockholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our board the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our board, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings. Although our bylaws do not give our board the power to disapprove timely stockholder nominations and proposals, they may have the effect of precluding a contest for the election of directors or proposals for other action if the proper procedures are not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors to our board or to approve its own proposal.

Board of Directors

Our board of directors consists of eight directors and may be increased or decreased by our board to a number of directors not less than the minimum number required by the MGCL nor more than 15. Directors are elected by a plurality of the votes cast at each annual meeting of stockholders to serve until the next annual meeting and until their successors are elected and qualify. Any vacancy will be filled, including any vacancy created by an increase in the number of directors, by a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum.

Removal of Directors

Our charter provides that a director may be removed, with or without cause, upon the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors. Absent removal of all of our directors, this provision, when coupled with the provision in our charter and bylaws authorizing our board of directors to fill vacant directorships, precludes stockholders from removing incumbent directors, except upon a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.

Extraordinary Transactions

Under Maryland law, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless advised by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage of the shares entitled to vote on the matter, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter provides for approval of these matters by a majority of the votes entitled to be cast. Maryland law permits a corporation to transfer all or substantially all of its assets without the approval of the stockholders of the corporation to one or more persons if all of the equity interests of the person or persons are owned, directly or indirectly, by the corporation. Maryland law also does not require approval of the stockholders of a parent corporation to merge or sell all or substantially all of the assets of a subsidiary entity. Because operating assets may be held by a corporation’s subsidiaries, as in our situation, this may mean that a subsidiary may be able to merge or sell all or substantially all of its assets without a vote of the corporation’s stockholders.

Business Combinations

Maryland law prohibits “business combinations” between us and an interested stockholder or an affiliate of an interested stockholder for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. Maryland law defines an interested stockholder as:

•	any person who beneficially owns 10% or more of the voting power of our stock; or

•	an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of our then outstanding voting stock.

A person is not an interested stockholder if our board of directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. However, in approving a transaction, our board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by our board of directors.

After the five-year prohibition, any business combination between us and an interested stockholder generally must be recommended by our board of directors and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of our then outstanding shares of voting stock; and

•	two-thirds of the votes entitled to be cast by holders of our voting stock other than stock held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or stock held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if our common stockholders receive a minimum price, as defined under Maryland law, for their stock in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its stock.

The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has not granted any current exemptions to these provisions.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

With certain exceptions, the MGCL provides that “control shares” of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquiring person or by our officers or by our employees who are also our directors. Control shares are voting shares which, if aggregated with all other shares owned or voted by the acquiror, would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: (i) one-tenth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control shares do not include shares the acquiror is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means, subject to certain exceptions, the acquisition by any person of ownership or voting power of issued and outstanding control shares. A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions, including an undertaking to pay expenses, may compel our board to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares in question. If no request for a meeting is made, we may present the question at any stockholders’ meeting.

If voting rights are not approved at the stockholders’ meeting or if the acquiring person does not deliver the statement required by Maryland law, then, subject to certain conditions and limitations, we may redeem any or all of the control shares, except those for which voting rights have previously been approved, for fair value. Fair value is determined without regard to the absence of voting rights for the control shares and as of the date of the last control share acquisition or of any meeting of stockholders at which the voting rights of the shares were considered and not approved. If voting rights for control shares are approved at a stockholders’ meeting and the acquiror may then vote a majority of the shares entitled to vote, then all other stockholders may exercise appraisal rights. The fair value of the shares for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition. The control share acquisition statute does not apply to shares acquired in a merger, consolidation or share exchange if we are a party to the transaction, nor does it apply to acquisitions approved or exempted by our charter or bylaws.

Our bylaws contain a provision exempting any and all acquisitions of our stock from the control share provisions of Maryland law. Nothing prevents our board from amending or repealing this provision in the future, except with respect to certain former stockholders, who will not be subject to the operation of the control shares provision of the MGCL without their prior consent in the event that our board amends or repeals this provision in the future.

Maryland Unsolicited Takeovers Act

The MGCL permits a Maryland corporation with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

•	a classified board;

•	a two-thirds vote requirement for removing a director;

•	a requirement that the number of directors be fixed only by the directors;

•	a requirement that a vacancy on the board be filled only by the remaining directors and for the full remainder of the term of the class of directors in which the vacancy occurred; and

•	a majority requirement for the calling of a special meeting of stockholders.

Through provisions in our charter and bylaws, we already (a) require a two-thirds vote for the removal of any director from our board, (b) vest in our board the exclusive power to fix the number of directorships and (c) require, unless called by our Chairman, our President, our Chief Executive Officer, or our board, the request of holders of a majority of outstanding shares to call a special meeting. We have also elected to be subject to the provisions of Title 3, Subtitle 8 of the MGCL relating to the filling of vacancies on our board.

Limitation of Liability and Indemnification

Maryland law permits us to include in our charter a provision limiting the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Maryland law requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. Maryland law permits us to indemnify our present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, Maryland law permits us to advance reasonable expenses to a director or officer upon receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed if it is ultimately determined that the standard of conduct was not met.

Our charter also authorizes us, to the maximum extent permitted by Maryland law, to obligate us to indemnify (a) any present or former director or officer or (b) any individual who, while a director or officer and, at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or director, against any claim or liability arising from that service and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us to provide such indemnification and advance of expenses.

Our charter and bylaws also permit us to indemnify and advance expenses to any individual who served our predecessor in any of the capacities described above and any employee or agent of us or our predecessor.

REIT Status

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election if it determines that it is no longer in our best interest to continue to qualify as a REIT. If our board of directors so determines, the restrictions in the section below entitled “—Restrictions on Ownership and Transfer” will no longer apply.

Restrictions on Ownership and Transfer

For us to qualify as a REIT under the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of our outstanding stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) during the last half of a taxable year. These requirements of the Code do not apply to the first year for which an election to be a REIT is made.

Our charter contains restrictions on the number of shares of our stock that a person may own. No person may acquire or hold, directly or indirectly, in excess of 9.8% in value of our outstanding shares of stock. In addition, no person may acquire or hold, directly or indirectly, common stock in excess of 9.8% (in value or in number of shares, whichever is more restrictive) of our outstanding shares of common stock.

Our charter further prohibits (a) any person from owning shares of our stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT and (b) any person from transferring shares of our stock if the transfer would result in our stock being owned by fewer than 100 persons. Any person who acquires or intends to acquire shares of our stock that may violate any of these restrictions, or who is the intended transferee of shares of our stock which are transferred to the Trust, as defined below, is required to give us immediate notice and provide us with such information as we may request in order to determine the effect of the transfer on our status as a REIT. The above restrictions will not apply if our board of directors determines that it is no longer in our best interest to continue to qualify as a REIT.

Our board of directors, in its sole discretion, may exempt a person from these limits. However, our board may not exempt any person whose ownership of our outstanding stock would result in our being “closely held”

within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT. In order to be considered by our board for exemption, a person also must not own, directly or indirectly, an interest in any of our tenants (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board that it will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to the Trust. There can be no assurance that there will not be five or fewer individuals who will own more than 50% in value of our outstanding stock, thereby causing us to fail to qualify as a REIT. Our board of directors may require a ruling from the IRS or an opinion of counsel in order to determine or ensure our status as a REIT in circumstances where it has received a request for exemption and is unable to satisfy itself that the ownership limitations will not be violated.

Any attempted transfer of our stock which, if effective, would result in our stock being owned by fewer than 100 persons will be null and void. Any attempted transfer of our stock which, if effective, would result in violation of the ownership limits discussed above or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in the shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the transfer. Shares of our stock held in the Trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of stock held in the Trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the Trust. The Director of the Trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the Trust. These rights will be exercised for the exclusive benefit of the Charitable Beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the Trust will be paid by the recipient to the Director upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the Director. Any dividend or distribution paid to the Director will be held in trust for the Charitable Beneficiary. Subject to Maryland law, the Director will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the Trust and (ii) to recast the vote in accordance with the desires of the Director acting for the benefit of the Charitable Beneficiary. However, if we have already taken irreversible corporate action, then the Director will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice from us that shares of our stock have been transferred to the Trust, the Director will sell the shares to a person designated by the Director, whose ownership of the shares will not violate the above ownership limitations. Upon the sale, the interest of the Charitable Beneficiary in the shares sold will terminate and the Director will distribute the net proceeds of the sale to the proposed transferee and to the Charitable Beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give a value for the shares in connection with the event causing the shares to be held in the Trust (e.g., a gift, devise or other similar transaction), the Market Price (as defined in our charter) of the shares on the day of the event causing the shares to be held in the Trust and (ii) the price received by the Director from the sale or other disposition of the shares. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the Charitable Beneficiary. If, prior to our discovery that shares of our stock have been transferred to the Trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the Trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he was entitled to receive, the excess shall be paid to the Director upon demand.

In addition, shares of our stock held in the Trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the Trust (or, in the case of a devise or gift, the Market Price at the time of the devise or gift) and (ii) the Market Price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the Director has sold the shares. Upon a sale to us, the interest of the Charitable Beneficiary in the shares sold will terminate and the Director will distribute the net proceeds of the sale to the proposed transferee.

All certificates representing shares of our stock will bear a legend referring to the restrictions described above.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his name and address, the number of shares of each class and series of our stock which he beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide us with such additional information as we may request in order to determine the effect, if any, of his beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interest of the stockholders.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the United States federal income tax considerations that are anticipated to be material to an investor purchasing our stock and our qualification as a REIT. The information in this section is based on:

•	the Internal Revenue Code;

•	current, temporary and proposed Treasury Regulations promulgated under the Internal Revenue Code;

•	the legislative history of the Internal Revenue Code;

•	current administrative interpretations and practices of the Internal Revenue Service; and

•	court decisions;

in each case, as of the date of this prospectus. In addition, the administrative interpretations and practices of the Internal Revenue Service include its practices and policies as expressed in private letter rulings that are not binding on the Internal Revenue Service, except with respect to the particular taxpayers who requested and received these rulings. Future legislation, Treasury Regulations, administrative interpretations and practices or court decisions may adversely affect the tax considerations contained in this discussion. Any change could apply retroactively to transactions preceding the date of the change. We have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning our tax treatment, and the statements in this prospectus are not binding on the Internal Revenue Service or any court. Thus, the tax considerations contained in this discussion could be challenged by the Internal Revenue Service and, if challenged, may not be sustained by a court.

This summary of material federal income tax consequences does not purport to discuss all aspects of federal income taxation that may be relevant to a particular investor in light of its investment or tax circumstances, or to investors subject to special tax rules. Further, the summary below does not consider the effect of any foreign, state, local or other tax laws that may be applicable to us or a purchaser of our securities. The summary below is for general information only and is not tax advice. The federal income tax treatment of holders of our securities depends in some instances on determinations of fact and interpretations of complex provisions of federal income tax law for which no clear precedent or authority may be available. In addition, the tax consequences of holding our securities to any particular investor will depend on the investor’s particular tax circumstances. You are urged to consult your tax advisor regarding the specific tax consequences to you of:

•	the acquisition, ownership and sale or other disposition of securities offered, including the federal, state, local, foreign and other tax consequences;

•	our election to be taxed as a REIT for federal income tax purposes; and

•	potential changes in the tax laws.

Taxation of the Company

General

We have elected to be taxed as a REIT under Sections 856 through 860 of the Internal Revenue Code, or the Code, commencing with our taxable year ended December 31, 2005. We believe we were organized and have operated in a manner that allows us to qualify and remain qualified for taxation as a REIT under the Code. We intend to continue to operate in this manner. However, our continued qualification and taxation as a REIT depend on our ability to continue to meet, including through actual annual operating results, asset diversification, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code. Accordingly, we may not have operated or continue to operate in a manner so as to qualify or remain qualified as a REIT. See “—Failure to Qualify.”

The sections of the Code that relate to the qualification and operation as a REIT are highly technical and complex. The following describes the material aspects of the sections of the Code that govern the federal income tax treatment of a REIT. Paul, Hastings, Janofsky & Walker LLP has rendered an opinion to us, dated as of the date hereof, to the effect that, commencing with our taxable year ended December 31, 2004, we have qualified to be taxed as a REIT and that our current and proposed methods of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Code. Paul, Hastings, Janofsky & Walker LLP’s opinion is filed as an exhibit to this registration statement. Paul, Hastings, Janofsky & Walker LLP will have no obligation to update its opinion subsequent to the date of the opinion.

It must be emphasized that an opinion of counsel is expressed as of the date given, is based on various assumptions, representations and covenants relating to our organization and operation, and is conditioned on representations and covenants made by our management regarding our organization, assets and the past, present and future conduct of our business operations. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances, neither Paul, Hastings, Janofsky & Walker LLP nor we can assure you we will so qualify for any particular year. Paul, Hastings, Janofsky &Walker LLP will have no obligation to advise us or the holders of our securities of any subsequent change in the matters stated, represented or assumed in Paul, Hastings, Janofsky & Walker LLP’s opinion, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and the IRS could challenge the conclusions in those opinions.

Qualification and taxation as a REIT depends on our ability to meet, on a continuing basis, through actual operating results, distribution levels and diversity of stock ownership, various qualification requirements imposed on REITs by the Code. Compliance with these requirements has not been and will not be reviewed by Paul, Hastings, Janofsky & Walker LLP, although our status as a REIT at the date of Paul, Hastings, Janofsky & Walker LLP’s opinion depends, in part, on our continued compliance with these requirements. Further, some of these requirements depend on the fair market values of assets directly or indirectly owned by us. These values may not be susceptible to a precise determination. Accordingly, neither Paul, Hastings, Janofsky & Walker LLP nor we can assure you that the actual results of our operations for any particular taxable year will satisfy these requirements. See “—Failure to Qualify.” Further, the anticipated income tax treatment described in this prospectus may be changed, perhaps retroactively, by legislative, administrative or judicial action at any time.

As a REIT, we generally are not required to pay federal corporate income taxes on our net income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a corporation. Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when this income is distributed. We are required to pay federal income tax, however, under the following circumstances:

•	We will be required to pay tax at regular corporate rates on any undistributed “REIT taxable income,” including undistributed net capital gains.

•	We may be required to pay the “alternative minimum tax” on our items of tax preference.

•	If we have: (i) net income from the sale or other disposition of “foreclosure property” which is held primarily for sale to customers in the ordinary course of business; or (ii) other nonqualifying income from foreclosure property, we will be required to pay tax at the highest corporate rate on this income. Foreclosure property is generally defined as property acquired through foreclosure after a default on a loan secured by the property or a lease of the property.

•	We will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•

If we fail to satisfy the 75% gross income test or the 95% gross income test discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a tax equal to (i) the greater of (a) the amount by which 75% of our gross income exceeds the amount qualifying under the 75% gross income test described below and (b) the amount by which 95% of our gross income (90% for our taxable years ended on or prior to December 31, 2005) exceeds the amount qualifying under the 95% gross income test described below, multiplied by (ii) a fraction intended to reflect our profitability.

•	If we fail to satisfy a REIT asset test discussed below by more than a de minimis amount, due to reasonable cause and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused us to fail such test.

•	If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause, we may retain our REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

•	We will be required to pay a 4% nondeductible excise tax to the extent we fail to distribute, or are not deemed to distribute, during each calendar year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for the year and (iii) any undistributed taxable income from prior periods.

•	We may elect to retain and pay income tax on our net long-term capital gain. In that case, a United States stockholder would be taxed on its proportionate share of our undistributed long-term capital gain (to the extent that we make a timely designation of such gain to the stockholder) and would receive a credit or refund for its proportionate share of the tax paid.

•	If we acquire any asset from a corporation which is or has been a C corporation in a transaction in which the basis of the asset in our hands is determined by reference to the basis of the asset in the hands of the C corporation, and we subsequently recognize gain on the disposition of the asset during the 10-year period beginning on the date on which we acquired the asset, then we will be required to pay tax at the highest regular corporate tax rate on this gain to the extent of the excess of (i) the fair market value of the asset over (ii) our adjusted basis in the asset, in each case determined as of the date on which we acquired the asset. A C corporation generally refers to a corporation required to pay full corporate level tax on its net taxable income. The results described in this paragraph with respect to the recognition of gain assume that the C corporation will refrain from making an election to receive different treatment under existing Treasury Regulations on its tax return for the year in which we acquire an asset from the C corporation.

•	We will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions” or “excess interest.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished by any of our “taxable REIT subsidiaries” to any of our tenants. See “—Taxation of the Company—Ownership of Interests in Taxable REIT Subsidiaries.” Redetermined deductions and excess interest represent amounts that are deducted by any of our taxable REIT subsidiaries for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s length terms.

•	Our taxable REIT subsidiaries will be required to pay income tax on their net taxable income.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(a)	that is managed by one or more trustees or directors;

(b)	that issues transferable shares or transferable certificates to evidence beneficial ownership;

(c)	that would be taxable as a domestic corporation but for Sections 856 through 860 of the Code;

(d)	that is not a financial institution or an insurance company within the meaning of the Code;

(e)	that is beneficially owned by 100 or more persons (determined without regard to any rules of attribution);

(f)	not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, including specified entities, during the last half of each taxable year; and

(g)	that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.

The Code provides that all of conditions (a) to (d) must be met during the entire taxable year and that condition (e) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (e) and (f) do not apply until after the first taxable year for which an election is made to be taxed as a REIT. For purposes of condition (f), pension funds and other specified tax-exempt entities are generally treated as individuals except that a “look-through” exception applies with respect to pension funds. However, in that case, the special provisions of the Code regarding pension held REITs, described below, may apply.

We believe that we have and will continue to satisfy conditions (a) through (g) during the relevant time periods. In addition, our charter provides for restrictions regarding ownership and transfer of shares. These restrictions are intended to assist us in satisfying the share ownership requirements described in conditions (e) and (f) above. These restrictions, however, may not ensure that we will, in all cases, be able to satisfy the share ownership requirements described in conditions (e) and (f) above. If we fail to satisfy these share ownership requirements, except as provided in the next sentence, our status as a REIT will terminate. If, however, we comply with the rules contained in the Treasury Regulations that require us to ascertain the actual ownership of our shares, and we do not know, or would not have known through the exercise of reasonable diligence, that we failed to meet the requirement described in condition (f) above, we will be treated as having met this requirement. See “—Failure to Qualify.”

In addition, in order to qualify as a REIT we must maintain the calendar year as our taxable year, which we will continue to do.

Ownership of a Partnership Interest

We may own and operate one or more properties through a partnership or a limited liability company taxed as a partnership for federal income tax purposes. Treasury Regulations provide that if we are a partner in a partnership, we will be deemed to own our proportionate share of the assets of the partnership. Also, we will be deemed to be entitled to our proportionate share of the income of the partnership based on our interest in partnership capital, subject to special rules relating to the 10% asset test described below. The character of the assets and gross income of the partnership retains the same character in our hands as in the hands of the partnership for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which we own a direct or indirect interest include the partnership’s share of assets and items of income of any partnership in which it owns an interest. We have included a brief summary of the rules governing the federal income taxation of partnerships and their partners below in “—Tax Aspects of Partnerships.” We will maintain control of any partnership in which we are a partner, and intend to continue to operate that partnership, if any, in a manner consistent with the requirements for qualification as a REIT. In addition, we will not acquire an interest in any partnership or similar entity unless we receive an opinion of counsel to the effect that the acquisition would not adversely affect our qualification as a REIT.

Ownership of Qualified REIT Subsidiaries

We may own and operate a number of properties through one or more wholly owned direct or indirect subsidiaries that we believe will be treated as a “qualified REIT subsidiary” under the Code. A corporation will qualify as a qualified REIT subsidiary if we own 100% of its outstanding stock and if we do not elect with the subsidiary to treat it as a “taxable REIT subsidiary,” described below. A limited liability company of which we own all of the equity interests or a corporation that is a qualified REIT subsidiary is not treated as a separate entity, and all assets, liabilities and items of income, deduction and credit of such entity are treated as assets, liabilities and items of income, deduction and credit, as the case may be, of the parent REIT for all purposes under the Code, including all REIT qualification tests. Thus, in applying the requirements described in this section, the qualified REIT subsidiaries or other disregarded entities in which we own a 100% interest, other than any taxable REIT subsidiaries, will not be treated as separate entities for tax purposes, and all assets, liabilities and items of income, deduction and credit of those entities will be treated as our assets, liabilities and items of income, deduction and credit. A qualified REIT subsidiary or disregarded entity is not subject to federal income tax and our ownership of the stock of that subsidiary will not violate the REIT asset tests, described below under “—Asset Tests.”

Ownership of Interests in Taxable REIT Subsidiaries

A REIT is allowed to own up to 100% of the vote or value of a corporation which jointly elects with the REIT to be treated as a taxable REIT subsidiary provided that, in the aggregate, a REIT’s total investment in its taxable REIT subsidiaries does not exceed 20% of the REIT’s total assets, and at least 75% of the REIT’s total assets are real estate or other qualifying assets. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which any of our taxable REIT subsidiaries owns securities possessing more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than specified activities relating to lodging and healthcare facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. The income and assets of a taxable REIT subsidiary will be considered separately from those of its parent REIT. A taxable REIT subsidiary is required to pay federal income tax, and state and local income tax where applicable, as a regular C corporation. Dividends from taxable REIT subsidiaries will be nonqualifying income for purposes of the 75%, but not the 95%, gross income tests described below under “—Income Tests.”

Transactions between a REIT and its taxable REIT subsidiary must occur at arm’s length and on commercially reasonable terms. The taxable REIT subsidiary rules prevent a taxable REIT subsidiary from deducting interest on direct or indirect indebtedness to its parent REIT if, under a specified series of tests, the taxable REIT subsidiary is considered to have an excessive interest expense level and debt to equity ratio. Further, the rules impose a 100% penalty tax on the REIT if its, or its tenants’, rental, service or other agreements with its taxable REIT subsidiary are not on arm’s length terms. See “—Penalty Tax” below.

Income Tests

We must satisfy two gross income requirements annually to maintain our qualification as a REIT:

First, during each taxable year we must derive directly or indirectly at least 75% of our gross income, excluding gross income from prohibited transactions, from (i) investments relating to real property or mortgages on real property, including: rents from real property and, in some circumstances, interest; or (ii) qualified temporary investment income; and

Second, during each taxable year we must derive at least 95% of our gross income, excluding gross income from prohibited transactions, from: (i) the real property investments described above; (ii) dividends, interest and gain from the sale or disposition of stock or securities; or (iii) any combination of the above.

For these purposes, interest generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends on the income or profits of any person. An amount received or accrued generally will not be excluded from the term interest, however, solely by reason of being based on a fixed percentage or percentages of receipts or sales.

Qualified temporary investment income is income attributable to an investment in stock or debt securities with a maturity date of at least five years and which is attributable to the investment of new capital (i.e., the proceeds from a stock offering or public debt offering, provided the debt has a maturity of at least five years) in a REIT.

We expect that interest generated from any general business loans that we originate will constitute qualifying income for purposes of the 95% test but in some cases not the 75% test, described above. In addition, any rents from personal property that are not incidental to the lease of real property as described below, will not constitute qualifying income for purposes of either the 75% test or the 95% test.

Rents we receive from a tenant will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if all of the following conditions are met:

•	The amount of rent must not be based in any way on the income or profits of any person. An amount received or accrued generally will not be excluded from rents from real property solely because it is based on a fixed percentage or percentages of gross receipts or sales.

•	We do not actually or constructively own 10% or more of the interests in the tenant, known as a related party tenant. Broad constructive ownership rules apply for this purpose, including a rule that treats us as constructively owning securities owned by an actual or constructive owner of 10% or more of our stock. Rents received from a related party tenant that is a taxable REIT subsidiary, however, will not be excluded from the definition of rents from real property if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by the REIT’s other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which we own stock possessing more than 50% of the voting power or more than 50% of the total value.

•	Rent attributable to personal property, leased in connection with a lease of real property, must not be greater than 15% of the total rent received under the lease. The rent attributable to personal property under a lease is the amount that bears the same ratio to total rent under the lease for the taxable year as the average of the fair market values of the leased personal property at the beginning and at the end of the taxable year bears to the average of the aggregate fair market values of both the real and personal property covered by the lease at the beginning and at the end of such taxable year. If this condition is not met, then the portion of the rent attributable to personal property will not qualify as rents from real property.

•	We generally must not operate or manage our property or furnish or render services to our tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom we derive no revenue. We may, however, directly perform services that are usually or customarily rendered in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. Examples of these services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. Further, we are permitted to employ a taxable REIT subsidiary which is wholly or partially owned by us, to provide both customary and non-customary services to our tenants without causing the rent we receive from those tenants to fail to qualify as rents from real property.

If a portion of the rent we receive from a property does not qualify as rents from real property because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. If rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT status unless we qualify for certain relief provisions described below. In addition, in the following circumstances, none of the rent from a lease of property would qualify as rents from real property: (i) the rent is considered based on the income or profits of the lessee; (ii) the lessee is a related party tenant or fails to qualify for the exception to the related party tenant rule for qualifying taxable REIT subsidiaries; or (iii) we furnish more than a de minimis level of noncustomary services to the tenants of the property, or manage or operate the property beyond the scope of services generally described above, other than through a qualifying independent contractor or a taxable REIT subsidiary. In any of these circumstances, unless we qualify for certain relief provisions described below we could lose our REIT status because we would be unable to satisfy either the 75% or 95% gross income test.

We generally have not received and do not intend to receive rent that fails to satisfy any of the above conditions. Despite the above, we may make investments, the income from which fails to satisfy one or more of the above conditions to the extent that we determine, based on the advice of our tax counsel, that those investments will not jeopardize our status as a REIT.

We have used and may continue to use derivative contracts, such as interest rate swaps, to manage our interest rate risk, which are known as hedging transactions. Except to the extent provided by Treasury Regulations, any income we derive from a hedging transaction that is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test, and therefore will be exempt from this test, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from any hedging transaction will, however, be nonqualifying for purposes of the 75% gross income test. The term hedging transaction, as used above, generally means any transaction we enter into in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by us. We intend to structure any hedging transactions in a manner that does not jeopardize our status as a REIT.

We believe that the aggregate amount of our nonqualifying income, from all sources, in any taxable year has not and will not exceed the limit on nonqualifying income under the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may nevertheless qualify as a REIT for the year if we are entitled to relief under the Code. Generally, commencing with our taxable year beginning January 1, 2006, we may avail ourselves of the relief provisions if:

•	following our identification of the failure to meet the 75% or 95% gross income tests for any taxable year, we file a schedule with the Internal Revenue Service setting forth each item of our gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect.

For our taxable years ending on or prior to December 31, 2005, we generally may avail ourselves of the relief provisions if:

•	our failure to meet these tests was due to reasonable cause and not due to willful neglect;

•	we attach a schedule of the sources of our income to our federal income tax return; and

•	any incorrect information on the schedule was not due to fraud with intent to evade tax.

It is not possible, however, to state whether in all circumstances we would be entitled to the benefit of these relief provisions. For example, if we fail to satisfy the gross income tests because nonqualifying income that we intentionally accrue or receive exceeds the limits on nonqualifying income, the Internal Revenue Service could conclude that our failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, we will not qualify as a REIT. As discussed above in “—Taxation of the Company—General,” even if these relief provisions apply, and we retain our status as a REIT, a tax would be imposed with respect to our nonqualifying income. We may not always be able to maintain compliance with the gross income tests for REIT qualification despite our monitoring of our income.

Foreclosure Property

We will be subject to tax at the maximum corporate rate on any income from foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property, acquired by a REIT as the result of the REIT’s having bid on the property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law after actual or imminent default on a lease of the property or on indebtedness secured by the property (any such proceeding or agreement referred to as a “Repossession Action”). Property acquired by a Repossession Action will not be considered “foreclosure property” if: (i) the REIT held or acquired the property subject to a lease or securing indebtedness for sale to customers in the ordinary course of business, or (ii) the lease or loan was acquired or entered into with intent to take Repossession Action or in circumstances where the REIT had reason to know a default would occur. The determination of such intent or reason to know must be based on all relevant facts and circumstances. In no case will property be considered foreclosure property unless the REIT makes a proper election to treat the property as foreclosure property.

Penalty Tax

Any redetermined rents, redetermined deductions or excess interest we generate will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary to any of our tenants, and redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid by it that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Rents received by us will not constitute redetermined rents if they qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (i) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying the 1% de minimis exception, (ii) the taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for those services are substantially comparable, (iii) rents paid to the REIT by tenants who are not receiving services from the taxable REIT subsidiary and who lease at least 25% of the property are substantially comparable to the rents paid by the REIT’s tenants leasing comparable space who are receiving the services from the taxable REIT subsidiary and the charge for the services is separately stated or (iv) the taxable REIT subsidiary’s gross income from the service is not less than 150% of the subsidiary’s direct cost in furnishing the service.

Prohibited Transaction Income

Any gain that we realize on the sale of any property held as inventory or other property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Our gain would include our share of any gain realized by any of the partnerships, limited liability companies or qualified REIT subsidiaries in which we own an interest. This prohibited transaction income may also adversely affect our ability to satisfy the income or distribution tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business depends on all the facts and circumstances surrounding the particular transaction. We intend to hold our properties for investment with a view to long-term appreciation and to engage in the business of acquiring, developing and owning our properties. We may in the future make occasional sales of the properties and mortgage loans as are consistent with our investment objectives. We do not intend to enter into any sales that are prohibited transactions. The Internal

Revenue Service may contend, however, that one or more of these sales is subject to the 100% penalty tax. Activities carried on in our taxable REIT subsidiary will not be subject to the 100% penalty tax.

We may in the future dispose of properties in transactions intended to qualify as like-kind exchanges under the Code, resulting in the deferral of gain for federal income tax purposes. The failure of any of these transactions to qualify as a like-kind exchange could subject us to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.

Asset Tests

At the close of each quarter of our taxable year, we also must satisfy four tests relating to the nature and diversification of our assets:

First, at least 75% of the value of our total assets, including assets held by our qualified REIT subsidiaries and our allocable share of the assets held by the partnerships and other entities treated as partnerships for federal income tax purposes in which we own an interest, must be represented by real estate assets (including stocks in other REITs), cash, cash items and government securities. For purposes of this test, real estate assets include stock or debt instruments that are purchased with the proceeds of a stock offering or a public debt offering with a term of at least five years, but only for the one-year period beginning on the date we receive these proceeds;

Second, not more than 25% of our total assets may be represented by securities, other than those securities included in the 75% asset test and other than stock of any qualified REIT subsidiary;

Third, of the investments included in the 25% asset class, and except for investments in our taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of our total assets, and we may not own more than 10% by vote or value of any one issuer’s outstanding securities, except in the case of the 10% value test, securities satisfying the “straight debt” safe-harbor. Certain types of securities we may own are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, commencing with our taxable year beginning January 1, 2006, solely for purposes of the 10% value test, the determination of our interest in the assets of a partnership or limited liability company in which we own an interest will be based on our proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.; and

Fourth, not more than 20% of the value of our total assets may be represented by the securities of one or more taxable REIT subsidiaries.

Any general business loans or equipment lease that we originate will not constitute qualifying assets for purposes of the 75% requirement. In addition, those leases or loans likely will constitute securities for purposes of the requirements described in the second and third paragraph above.

After initially meeting the asset tests at the close of any quarter, we will not lose our status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities or other property during a quarter, we can cure this failure by disposing of sufficient nonqualifying assets within 30 days after the close of that quarter. For this purpose, an increase in our interests in any partnership or limited liability company in which we own an interest will be treated as an acquisition of a portion of the securities or other property owned by that partnership or limited liability company. We maintain records of the value of our assets and take other actions that we believe will ensure compliance with the asset tests. In addition, we intend to take actions within 30 days after the close of any quarter as may be required to cure any noncompliance. With respect to our taxable years ended on or prior to December 31, 2005, if we failed to cure any noncompliance with the asset tests within this 30 day time period, we would cease to qualify as a REIT.

Commencing with our taxable year beginning January 1, 2006, certain relief provisions may be available to us if we fail to satisfy the asset tests described above after the 30-day cure period. Under these provisions, we will be deemed to have met the 5% and 10% asset tests if the value of our nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of our assets at the end of the applicable quarter or (b) $10,000,000, and (ii) we dispose of the nonqualifying assets or otherwise satisfy such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations due to reasonable cause and not due to willful neglect that are in excess of the de minimis exception described above, we may avoid disqualification as a REIT under any of the asset tests, after the 30-day cure period, by taking steps including (i) the disposition of sufficient nonqualifying assets, or the taking of other actions, which allow us to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets and (iii) disclosing certain information to the Internal Revenue Service.

Although we expect to satisfy the asset tests described above and plan to take steps to ensure that we satisfy the tests described above, there can be no assurance that our efforts will always be successful. If we fail to timely cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, we would cease to qualify as a REIT. See “—Failure to Qualify” below.

Annual Distribution Requirements

To maintain our qualification as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to the sum of:

•	90% of our “REIT taxable income”; and

•	90% of our after tax net income, if any, from foreclosure property; minus

•	the excess of the sum of specified items of our noncash income items over 5% of “REIT taxable income” as described below.

Our REIT taxable income is computed without regard to the dividends paid deduction and our net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, or a like-kind exchange that is later determined to be taxable.

In addition, if we dispose of any asset we acquired from a corporation which is or has been a C corporation in a transaction in which our basis in the asset is determined by reference to the basis of the asset in the hands of that C corporation, within the ten-year period following our acquisition of the asset, we would be required to distribute at least 90% of the after-tax gain, if any, we recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (i) the fair market value of the asset on the date we acquired the asset over (ii) our adjusted basis in the asset on the date we acquired the asset.

We must pay these distributions in the taxable year to which they relate, or in the following taxable year if they are declared before we timely file our tax return for that year and paid on or before the first regular dividend payment following their declarations. Except as provided below, these distributions are taxable to our stockholders, other than tax-exempt entities, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of our 90% distribution requirement. The amount distributed must not be preferential. To avoid being preferential, every stockholder of the class of stock to which a distribution is made, including stockholders who participate in dividend reinvestment plans, must be treated the same as every other stockholder of that class, and no class of stock may be treated other than according to its dividend rights as a class. To the extent that we do not distribute all of our net capital gain or distribute at least 90%, but less than 100%, of our REIT taxable income, as adjusted, we will be required to pay tax on the undistributed amount at regular ordinary and capital gain corporate tax rates. We believe we have made, and intend to continue to make timely distributions sufficient to satisfy these annual distribution requirements and to minimize our corporate tax obligations.

We expect that our REIT taxable income will be less than our cash flow because of depreciation and other non-cash charges included in computing our REIT taxable income. Accordingly, we anticipate that we will generally have sufficient cash or liquid assets to enable us to satisfy our distribution requirements. We may not have sufficient cash or other liquid assets to meet these distribution requirements, however, because of timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining our taxable income. In addition, we might not have sufficient cash to satisfy these requirements if we incur substantial amounts of debt. If these events occur, we may need to arrange for short-term, or possibly long-term, borrowings or need to pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.

We may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying deficiency dividends to stockholders in a later year, which we may include in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends. We will be required, however, to pay interest based on the amount of any deduction taken for deficiency dividends.

In addition, we will be required to pay a 4% nondeductible excise tax to the extent our actual distributions during a calendar year are less than the sum of 85% of our ordinary income for the year, 95% of our capital gain net income for the year plus, in each case, any undistributed ordinary income or capital gain net income, as the case may be, from prior periods. Any taxable income or net capital gain income on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the tax.

Distributions with declaration and record dates falling in the last three months of the calendar year, which are paid to our stockholders by the end of January immediately following that year, will be treated for federal income tax purposes as having been paid on December 31 of the prior year.

Failure to Qualify

Commencing with our taxable year beginning January 1, 2006, specified cure provisions will be available to us in the event that we violate a provision of the Code that would result in our failure to qualify as a REIT. These cure provisions would reduce the instances that could lead to our disqualification as a REIT for violations due to reasonable cause and would instead generally require the payment of a monetary penalty.

If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be required to pay tax, including any alternative minimum tax, on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify as a REIT will not be deductible by us and we will not be required to distribute any amounts to our stockholders. As a result, we anticipate that our failure to qualify as a REIT would reduce the cash available for distribution to our stockholders. In addition, if we fail to qualify as a REIT, all distributions to stockholders will be treated as taxable dividends to the extent of our current and accumulated earnings and profits. In this event, corporate distributees may be eligible for the dividends received deduction and non-corporate United States distributees may be eligible for the reduced tax rates. See “—Distributions Generally—Reduced Dividends Tax Rates For Non-Corporate Stockholders.” Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year in which we lose our qualification. It is not possible to state whether in all circumstances we would be entitled to this statutory relief.

Tax Aspects of Partnerships

General

In the future, we may own an interest in a partnership or a limited liability company treated as a partnership for federal income tax purposes. A partnership is not a taxable entity for federal income tax purposes. Our ownership interest in a partnership involves special tax considerations. These special tax considerations include, for example, the possibility that the Internal Revenue Service might challenge the status of the partnership in which we own an interest as a partnership for federal income tax purposes. If a partnership in which we own an interest were treated as an association or a publicly traded partnership taxable as a corporation, its income would be subject to an entity level tax. In this situation, the character of our assets and items of gross income would change, and could prevent us from satisfying the REIT asset tests or the REIT income tests. This, in turn, would prevent us from qualifying as a REIT. In addition, a change in the tax status of one or more of the partnerships in which we own an interest might be treated as a taxable event. If so, we might incur a tax liability without any related cash distributions. Further, our share of any income derived from the partnership could exceed our share of any corresponding cash distribution.

Treasury Regulations provide that a domestic business entity not otherwise organized as a corporation and that has at least two members may elect to be treated as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity that did not claim a classification before January 1, 1997, will be classified as a partnership for federal income tax purposes unless it elects otherwise.

However, in general, an entity that otherwise would be eligible to elect partnership status for federal income tax purposes will be taxable as a corporation if it is a publicly traded partnership.

Further, partnership anti abuse regulation authorizes the Internal Revenue Service to recast transactions involving partnerships that inappropriately exploit the partnership provisions of the Code in an attempt to avoid tax. If the Internal Revenue Service were to successfully recast a transaction it may have an adverse impact on us qualifying as a REIT.

Publicly Traded Partnerships

In general, a partnership will be subject to taxation as a corporation if it is characterized as a publicly traded partnership under Section 7704 of the Code. A partnership will be characterized as a publicly traded partnership if its partnership interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. For this purpose, interests in a partnership are not deemed to be readily tradable on a secondary market or the substantial equivalent thereof if, among other things, all interests in the partnership were issued in a transaction that was not required to be registered under the Securities Act of 1933 and the partnership does not have more than 100 beneficial owners including certain owners that own an interest in the partnership through another partnership, trust or other flow-through entity. Moreover, a publicly traded partnership will not be taxable as a corporation, if for each of its taxable years, at least 90% of its gross income is derived from certain passive sources which include among other items, interest, dividends and rents from real property, provided that the partnership does not conduct a finance or insurance business. Rents from real property are essentially defined under the REIT rules and includes income that would qualify for the REIT 95% income test discussed above. This provision would not apply if the partnership were deemed to be engaged in a finance business. If any partnership in which we own an interest were treated as a publicly traded partnership taxable as a corporation, we likely would fail one or more of the asset tests applicable to REITs.

Allocations of Income, Gain, Loss and Deduction

A partnership or limited liability company agreement will generally determine the allocation of income and losses among partners or members. These allocations, however, will be disregarded for tax purposes if they do not comply with the provisions of Section 704(b) of the Code and the Treasury Regulations. Generally, Section 704(b) of the Code and the related Treasury Regulations require that partnership and limited liability company allocations respect the economic arrangement of the partners and members. If an allocation is not recognized for federal income tax purposes, the relevant item will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to that item.

Tax Allocations With Respect to the Properties

Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value or book value and the adjusted tax basis of the contributed property at the time of contribution. In some cases, these allocations could cause us to be allocated (i) lower amounts of depreciation deductions for tax purposes than would be allocated to us if the contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the other partners in the partnership. These allocations are solely for federal income tax purposes. These allocations do not affect the book capital accounts or other economic or legal arrangements among the partners or members.

Taxation of Holders of Our Common Stock

Scope of Discussion

This general discussion of United States federal income tax consequences applies to you if you are a United States holder of our common stock and hold the common stock as a capital asset, generally, for investment, as defined in Section 1221 of the Code. This summary, however, does not consider state, local or foreign tax laws. In addition, it does not include all of the rules that may affect the United States tax treatment of your investment in our common stock. For example, special rules not discussed here may apply to you if you are:

•	not a United States holder;

•	a broker dealer, a dealer in securities or a financial institution;

•	an S corporation;

•	a bank;

•	a thrift;

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Code;

•	holding the common stock as part of a hedge, straddle or other risk reduction or constructive sale transaction;

•	a person with a “functional currency” other than the United States dollar;

•	a United States expatriate; or

•	a partner in a partnership.

If a partnership holds our common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our common stock, you should consult your tax advisor regarding the tax consequences of the ownership and disposition of our common stock.

This discussion only represents our best attempt to describe the material federal income tax consequences that may apply to you based on current United States federal tax law. This discussion may in the end inaccurately describe the federal income tax consequences that are applicable to you because the law may change, possibly retroactively, and because the Internal Revenue Service or any court may disagree with this discussion.

When we use the term United States stockholder, we mean a holder of shares of our stock who is, for United States federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation, partnership or other entity treated as a partnership or corporation for federal income tax purposes created or organized in or under the laws of the United States or of any state or in the District of Columbia, unless, in the case of a partnership, treasury regulations provide otherwise;

•	an estate which is required to pay United States federal income tax regardless of the source of its income; or

•	a trust whose administration is under the primary supervision of a United States court and that has one or more United States persons who have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in the treasury regulations, some trusts in existence on August 20, 1996, and treated as United States persons before that date that elect to continue to be treated as United States persons, will also be considered United States stockholders.

Distributions Generally

As long as we continue to qualify as a REIT, distributions out of our current or accumulated earnings and profits, other than qualified dividend income and capital gain dividends discussed below, are generally taxable to our taxable United States stockholders as ordinary income. These distributions will not be eligible for the dividends received deduction in the case of United States stockholders that are corporations. To the extent that we make distributions in excess of our current and accumulated earnings and profits, these distributions will be treated first as a tax free return of capital to each United States stockholder. This treatment will reduce the adjusted tax basis which each United States stockholder has in his shares of stock by the amount of the distribution, but not below zero. Distributions in excess of a United States stockholder’s adjusted tax basis in his shares will be taxable as capital gain, provided that the shares have been held as capital assets. This gain will be taxable as long-term capital gain if the shares have been held for more than one year. Dividends we declare in October, November or December of any year and payable to a stockholder of record on a specified date in any of these months will be treated as both paid by us and received by the stockholder on December 31 of that year, provided we actually pay the dividend on or before January 31 of the following year. Stockholders may not include in their own income tax returns any of our net operating losses or capital losses.

For purposes of determining whether distributions to holders of common stock are out of current or accumulated earnings and profits, our earnings and profits will be allocated first to our outstanding preferred stock, if any, and then to the common stock.

Reduced Dividends Tax Rates for Non-Corporate United States Stockholders

Qualified dividend income received by non-corporate United States stockholders after December 31, 2002, is taxed at a maximum rate of 15%. The tax rate is decreased to 5% (and then to zero in 2008) for non-corporate United States stockholders in the 10% or 15% regular income tax brackets. The reduced dividend tax rates apply for both regular tax and alternative minimum tax and terminate on December 31, 2008.

The reduced dividend tax rates apply only to the extent that we designate a portion of our distributions as qualified dividend income. Dividends are eligible to be designated by us as qualified dividend income up to an amount equal to the sum of (i) the qualified dividend income received by us during the year of the distribution from C corporations (including dividends from our taxable REIT subsidiaries), (ii) the excess of “undistributed” REIT taxable income for the preceding tax year over the tax payable by us on such income for that preceding tax year and (iii) the excess of our income from the sale of built-in gain assets for the preceding tax year over the tax payable by us on that income for the preceding tax year. Your share of the qualified dividend income would be an amount that bears the same ratio to the total amount of dividends, as determined for federal income tax purposes, paid to you for the year as the aggregate amount designated as qualified dividend income bears to the aggregate amount of all dividends, as determined for federal income tax purposes, paid on all classes of shares of our capital stock for the year.

To qualify for the reduced dividend tax rates, a non-corporate United States stockholder must have owned our stock for at least 60 days during the 120-day period commencing 60 days prior to our ex-dividend date and not be obligated to make related payments with respect to positions in substantially similar or related property. In some cases, this holding period may be increased. Additionally, the reduced dividend tax rates do not apply to dividends on stock if an individual elects to treat the dividends received as “investment income” for purposes of Section 163(d)(4) of the Code.

Capital Gain Distributions

Distributions that we properly designate as capital gain dividends will be taxable to our taxable United States stockholders as a gain, to the extent that the gain does not exceed our actual net capital gain for the taxable year, from the sale or disposition of a capital asset. Depending on the characteristics of the assets that produced these gains, and on specified designations, if any, that we may make, these gains may be taxable to non-corporate United States stockholders at a 15% rate, decreased to 5% (and then to zero in 2008) for non-corporate United States stockholders in the 10% or 15% regular income tax brackets, or 25% rate, which applies to long-term capital gain from the sale or exchange of section 1250 property, or depreciable real property, to the extent such gain would have been treated as ordinary income if the property were section 1245 property. United States stockholders that are corporations may, however, be required to treat up to 20% of some capital gain dividends as ordinary income. If we properly designate any portion of a dividend as a capital gain dividend, your share of the capital gain dividend would be an amount that bears the same ratio to the total amount of dividends, as determined for federal income tax purposes, paid to you for the year as the aggregate amount designated as a capital gain dividend bears to the aggregate amount of all dividends, as determined for federal income tax purposes, paid on all classes of shares of our stock for the year.

Retention of Net Long-Term Capital Gains

We may elect to retain, rather than distribute as a capital gain dividend, our net long-term capital gains. If we make this election, we would pay tax on our retained net long-term capital gains. In addition, to the extent we designate, a United States stockholder generally would:

•	include its proportionate share of our undistributed long-term capital gains in computing its long-term capital gains in its return for its taxable year in which the last day of our taxable year falls;

•	be deemed to have paid the capital gains tax imposed on us on the designated amounts included in the United States stockholder’s long-term capital gains;

•	receive a credit or refund for the amount of tax deemed paid by it;

•	increase the adjusted basis of its common stock by the difference between the amount of includable gains and the tax deemed to have been paid by it; and

•	in the case of a United States stockholder that is a corporation, appropriately adjust its earnings and profits for the retained capital gains as required by treasury regulations to be prescribed by the Internal Revenue Service.

Passive Activity Losses and Investment Interest Limitations

Distributions we make and gain arising from the sale or exchange by a United States stockholder of our shares will not be treated as passive activity income. As a result, United States stockholders generally will not be able to apply any passive losses against this income or gain. A U.S. stockholder may elect to treat capital gain dividends, capital gains from the disposition of stock and qualified dividend income as investment income for purposes of computing the investment interest limitation, but in such case, the stockholder will be taxed at ordinary income rates on such amount. Other distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation.

Dispositions of Our Common Stock

If you are a United States stockholder and you sell or dispose of your shares of our common stock, you will recognize a gain or loss for federal income tax purposes in an amount equal to the excess of the amount of cash and the fair market value of any property you receive on the sale or other disposition over your adjusted basis in the shares for tax purposes. This gain or loss will be capital if you have held the common stock as a capital asset. This gain or loss, except as provided below, will be a long-term capital gain or loss if you have held the common stock for more than one year. In general, if you are a United States stockholder and you recognize a loss on the sale or other disposition of common stock that you have held for six months or less, the loss you recognize will be treated as a long-term capital loss to the extent you received distributions from us which were required to be treated as long-term capital gains.

Backup Withholding

We report to our United States stockholders and the Internal Revenue Service the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate determined by statute with respect to dividends paid unless the holder is a corporation or is otherwise exempt and, when required, demonstrates this fact or provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the backup withholding rules. A United States stockholder that does not provide us with his correct taxpayer identification number may also be subject to penalties imposed by the Internal Revenue Service. Backup withholding is not an additional tax. Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status. See “—Taxation of Non-United States Stockholders.”

Taxation of Tax-Exempt Stockholders

The Internal Revenue Service has ruled that amounts distributed as dividends by a qualified REIT do not constitute unrelated business taxable income, or UBTI, when received by a tax-exempt entity. Based on that ruling, except as described below, dividend income from us and any gain arising on your sale of shares generally will not be UBTI to a tax-exempt stockholder. This income or gain will be UBTI, however, if the tax-exempt stockholder holds its shares as debt financed property within the meaning of the Code or if the shares are used in a trade or business of the tax-exempt stockholder. Generally, debt financed property is property that the acquisition or holding of which was financed through a borrowing by the tax-exempt stockholder.

For tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in our shares will constitute UBTI unless the organization is able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our shares. These prospective investors should consult their tax advisors concerning these set aside and reserve requirements.

Notwithstanding the above, however, a portion of the dividends paid by a pension held REIT will be treated as UBTI as to some trusts that hold more than 10%, by value, of the interests of a REIT. A REIT will not be a pension held REIT if it is able to satisfy the not closely held requirement described above without relying on the look-through exception with respect to certain trusts. As a result of limitations on the transfer and ownership of stock contained in our charter, we do not expect to be classified as a pension-held REIT, and as a result, the tax treatment described in this paragraph should be inapplicable to our stockholders.

Taxation of Non-United States Stockholders

The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and other foreign stockholders are complex. This section is only a summary of those rules. We urge non-United States stockholders to consult their own tax advisors to determine the impact of federal, state and local income tax laws on ownership of our common stock, including any reporting requirements.

A non-United States stockholder that receives a distribution that (i) is not attributable to gain from our sale or exchange of U.S. real property interests (defined below) and (ii) we do not designate a capital gain dividend (or retained capital gain) will recognize ordinary income to the extent of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply unless an applicable tax treaty reduces or eliminates the tax. However, a non-United States stockholder generally will be subject to federal income tax at graduated rates on any distribution treated as effectively connected with the non-United States stockholder’s conduct of a U.S. trade or business, in the same manner as U.S. stockholders are taxed on distributions. A corporate non-United States stockholder may, in addition, be subject to the 30% branch profits tax. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a non-United States stockholder unless:

•	a lower treaty rate applies and the non-United States stockholder files an Internal Revenue Service, or IRS, Form W-8BEN evidencing eligibility for that reduced rate with us; or

•	the non-United States stockholder files an IRS Form W-8ECI with us claiming that the distribution is effective connected income.

A non-United States stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of the distribution does not exceed the adjusted basis of the stockholder’s common stock. Instead, the excess portion of the distribution will reduce the adjusted basis of the shares. A non-United States stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of its shares, if the non-United States stockholder otherwise would be subject to tax on gain from the sale or disposition of common stock, as described below. Because we generally cannot determine at the time we made a distribution whether or not the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-United States stockholder may obtain a refund of amounts we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.

We must withhold 10% of any distribution that exceeds our current and accumulated earnings and profits. We will, therefore, withhold at a rate of 10% on any portion of a distribution not subject to withholding at a rate of 30%.

For any year in which we qualify as a REIT, a non-United States stockholder will incur tax on distributions attributable to gain from our sale or exchange of “U.S. real property interests” under the “FIRPTA” provisions of the Code. The term “U.S. real property interests” includes interest in real property and shares in corporations at least 50% of whose assets consist of interests in real property. Under the FIRPTA rules, a non-United States stockholder is taxed on distributions attributable to gain from sales of U.S. real property interests as if the gain were effectively connected with the conduct of a U.S. business of the non-United States stockholder. A non-United States stockholder thus would be taxed on such a distribution at the normal capital gain rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-United States stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. We must withhold 35% of any distribution that we could designate as a capital gain dividend. A non-United States stockholder may receive a credit against our tax liability for the amount we withhold. However, if a non-United States stockholder owns shares that are regularly traded on an established securities market in the United States and does not own more than 5% of such class of stock at any time during the taxable year, amounts designated as capital gains from the sale or exchange of U.S. real property interests are treated as an ordinary dividend.

A non-United States stockholder generally will not incur tax under FIRPTA with respect to gain on a sale of common stock as long as, during a specified testing period, non-U.S. persons hold, directly or indirectly, less than 50% in value of our outstanding common stock. Although we believe that less than 50% in value of our common stock currently is owned by non-United States stockholders, we cannot determine whether this would continue to be the case. In addition, a non-United States stockholder that owned, actually or constructively, 5% or less of our outstanding shares of common stock at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of common stock if the stock is “regularly traded” on an established securities market. Any gain subject to tax under FIRPTA will be treated in the same manner as it would be in the hands of U.S. stockholders subject to alternative minimum tax, but under a special alternative minimum tax in the case of nonresident alien individuals and with the possible application of the 30% branch profits tax in the case of non-U.S. corporations. Also, a purchaser of our common stock would be required to withhold 10% of the purchase price.

A non-United States stockholder generally will incur tax on gain not subject to FIRPTA if:

•	the gain is effectively connected with the conduct of the non-United States stockholder’s U.S. trade or business, in which case the non-United States stockholder will be subject to the same treatment as U.S. stockholders with respect to the gain; or

•	the non-United States stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a tax home in the United States, in which case the non-United States stockholder will incur a 30% tax on capital gains.

Generally, we must report annually to the IRS the amount of dividends paid to a non-U.S. stockholder, such holder’s name and address, and the amount of tax withheld, if any. A similar report is sent to the non-U.S. stockholder. Pursuant to tax treaties or other agreements, the IRS may make its reports available to tax authorities in the non-U.S. stockholder’s country of residence. Payments of dividends or of proceeds from the disposition of stock made to a non-U.S. stockholder may be subject to information reporting and backup withholding unless such holder establishes an exemption, for example, by properly certifying its non-United States status on an IRS Form W-8BEN or another appropriate version of IRS Form W-8. Notwithstanding the foregoing, backup withholding and information reporting may apply if either we or our paying agent has actual knowledge, or reason to know, that a non-U.S. stockholder is a United States person. Backup withholding is not an additional tax. Rather, the United States income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may be obtained, provided that the required information is furnished to the IRS.

Other Tax Consequences

We may be required to pay state or local taxes in various state or local jurisdictions, including those in which we transact business and our stockholders may be required to pay state or local taxes in various state or local jurisdictions, including those in which they reside. Our state and local tax treatment may not conform to the federal income tax consequences summarized above. In addition, your state and local tax treatment may not conform to the federal income tax consequences summarized above. Consequently, you should consult your tax advisor regarding the effect of state and local tax laws on an investment in our securities.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose restrictions on (i) employee benefit plans (as defined in Section 3(3) of ERISA); (ii) plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans; (iii) any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities (each, a “plan”); and (iv) persons who have specified relationships to those plans (i.e., “parties-in-interest” under ERISA and “disqualified persons” under the Code). Moreover, based on the reasoning of the U.S. Supreme Court in John Hancock Mut. Life Ins. Co. v. Harris Trust and Sav. Bank, 510 U.S. 86 (1993) (“Harris Trust”), an insurance company’s general account may be deemed to include assets of the plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a party-in-interest or disqualified person with respect to a plan by virtue of such investment. ERISA also imposes certain duties on persons who are fiduciaries of plans subject to ERISA and prohibits certain transactions between a plan and parties-in-interest or disqualified persons with respect to such plans.

The Acquisition and Holding of Our Common Stock

An investment in our common stock by a plan could be deemed to result in a transaction prohibited under Title I of ERISA or Section 4975 of the Code (e.g., the indirect transfer to or use by a party-in-interest or disqualified person of assets of a plan). Such transactions may, however, be subject to one or more statutory or administrative exemptions such as prohibited transaction class exemption, or PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts; PTCE 91-38, which exempts certain transactions involving bank collective investment funds; and PTCE 84-14, which exempts certain transactions effected on behalf of a plan by a “qualified professional asset manager”; PTCE 95-60, which exempts certain transactions involving insurance company general accounts; PTCE 96-23, which exempts certain transactions effected on behalf of a plan by an “in-house asset manager”; or another available exemption. Such exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with a plan’s investment.

The Treatment of Our Underlying Assets Under ERISA

The U.S. Department of Labor (“DOL”) has issued regulations (29 C.F.R. 2510.3-101) concerning the definition of what constitutes the assets of an employee benefit plan (the “plan asset regulations”). These regulations provide that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a plan purchases an “equity interest” will be deemed, for purposes of ERISA, to be assets of the investing plan unless certain exceptions apply. The plan asset regulations define an “equity interest” as any interest in an entity other than an instrument that is treated as indebtedness under applicable local law and which has no substantial equity features. Our common stock should be treated as “equity interests” for purposes of the plan asset regulations.

One exception to the “look-through” rule under the plan asset regulations provides that an investing plan’s assets will not include any of the underlying assets of an entity in which such assets are invested if at all times less than 25% of each class of “equity” interests in the entity is held by “benefit plan investors,” which is defined to include plans that are not subject to ERISA, such as governmental pension plans and individual retirement accounts as well as plans that are subject to ERISA. For purposes of this determination, equity interests held by a person who has discretionary authority or control over the entity’s assets or any person who provides investment advice for a fee (direct or indirect) with respect to such assets, and affiliates of such persons, are disregarded. The “publicly offered securities” exception, another exception under the plan assets regulations, provides that an investing plan’s assets will not include any of the underlying assets of an entity if the class of “equity” interests in question is (i) widely held (i.e., held by 100 or more investors who are independent of the issuer and each other), (ii) freely transferable and either (iii) part of a class of securities registered under Section 12(b) or 12(g) of the Exchange Act or (iv) sold to the plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and the class of securities which such security is a part is registered under the Exchange Act within 120 days (or such later time as may be allowed by the Securities and Exchange Commission) after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred. Another exception is provided for an investment in an “operating company,” which is defined in the plan assets regulations to include a “venture capital operating company” and a “real estate operating company.”

Our board of directors intends to take such steps as may be necessary to qualify for one or more of the exceptions available under the plan asset regulations and thereby prevent our assets from being treated as assets of any investing plan.

If, however, none of the exceptions under the plan asset regulations were applicable and we were deemed to hold plan assets by reason of a plan’s investment in our equity securities, such plan’s assets would include an undivided interest in the assets held by us. In such event, such assets, transactions involving such assets and the persons with authority or control over and otherwise providing services with respect to such assets would be subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code, and any statutory or administrative exemption from the application of such rules may not be available.

As noted above, under the reasoning of the U.S. Supreme Court in Harris Trust, an insurance company’s general account may be deemed to include assets of the plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a party-in-interest with respect to a plan by virtue of such investment. Following the decision in Harris Trust, Congress enacted Section 401(c) of ERISA and DOL adopted regulations (29 C.F.R. 2550.401c-1) to provide guidance on which assets held by the insurer constitute “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code. The plan asset status of insurance company separate accounts is unaffected by Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

Any plan fiduciary that proposes to cause a plan to purchase our securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment and determine on its own whether any exceptions or exemptions are applicable and whether all conditions of any such exceptions or exemptions have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in our securities is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio. The sale of our securities is in no respect a representation by us or any other person that such an investment meets all relevant legal requirements with respect to investments by plans generally or that such an investment is appropriate for any particular plan.

SELLING SECURITYHOLDERS

Information about the selling securityholders may be added to this prospectus pursuant to a prospectus supplement.

PLAN OF DISTRIBUTION

We, along with the Trusts and/or the selling securityholders, may sell the securities to or through agents or underwriters or directly to one or more purchasers.

By Agents

We, the Trusts and/or the selling securityholders may use agents to sell the securities. The agents will agree to use their reasonable best efforts to solicit purchases for the period of their appointment.

By Underwriters

We, the Trusts and/or the selling securityholders may sell the securities to underwriters. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Each underwriter will be obligated to purchase all the securities allocated to it under the underwriting agreement. The underwriters may change any initial public offering price and any discounts or concessions they give to dealers.

Direct Sales

We, the Trusts and/or the selling securityholders may sell securities directly to investors. In this case, no underwriters or agents would be involved.

As one of the means of direct issuance of securities, we, the Trusts and/or the selling securityholders may utilize the services of any available electronic auction system to conduct an electronic “dutch auction” of the offered securities among potential purchasers who are eligible to participate in the auction of those offered securities, if so described in the prospectus supplement.

Selling Securityholders

The selling securityholders may offer our securities in one or more offerings, and if required by applicable law or in connection with an underwritten offering, pursuant to one or more prospectus supplements, and any such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent our securities offered pursuant to a prospectus supplement or otherwise remain unsold, the selling securityholder may offer those securities on different terms pursuant to another prospectus supplement. Sales by the selling securityholders may not require the provision of a prospectus supplement.

Each of the selling securityholders may offer our securities at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for our securities; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

Each of the selling securityholders also may resell all or a portion of our securities that it owns in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided it meets the criteria and conforms to the requirements of Rule 144.

General Information

Any underwriters or agents will be identified and their compensation described in a prospectus supplement.

We, the Trusts and/or the selling securityholders may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments they may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

In compliance with guidelines of the National Association of Securities Dealers, or NASD, the maximum consideration or discount to be received by any NASD member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

EXPERTS

The financial statements, the related financial statement schedule, and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Annual Report on Form 10-K of Strategic Hotels & Resorts, Inc. (formerly known as Strategic Hotel Capital, Inc.) have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Georgetown Plaza Associates appearing in Strategic Hotels & Resorts, Inc.’s Current Report on Form 8-K dated April 18, 2006, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the shares of common stock, the shares of preferred stock and the warrants offered hereby will be passed upon for us by Venable LLP. The validity of the preferred securities of subsidiary trusts and the related guarantees offered hereby and the subsidiary trusts will be passed upon for us by Richards, Layton & Finger, P.A. The validity of the debt securities offered hereby and certain other matters in connection with the offering of securities offered by this prospectus will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP. Any agents or underwriters will be represented by their own legal counsel named in the applicable prospectus supplement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our filings with the SEC are available to the public on the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at (800) SEC-0330 for more information about their public reference room and their copy charges.

Our reports, proxy statements and other information about us may also be inspected at: The New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the SEC after the date of this prospectus will automatically update and supersede the information contained in this prospectus.

We are incorporating by reference the following documents that we have previously filed with the SEC (Commission File No. 001-32223), except for any document or portion thereof “furnished” to the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2005.

•	Current Reports on Form 8-K dated March 2, 2006, March 9, 2006, March 11, 2006, March 14, 2006, April 4, 2006 and April 18, 2006.

•	The description of our capital stock contained in our Registration Statement on Form S-11, as amended (File No. 333-112846) originally filed on February 13, 2004 under the Securities Act of 1933, as amended.

We are also incorporating by reference any future filings that we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the time that we sell all of the securities offered by this prospectus and any applicable prospectus supplement. In no event, however, will any of the information that we “furnish” to the SEC in any Current Report on Form 8-K from time to time be incorporated by reference into, or otherwise included in, this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Requests should be addressed to: Strategic Hotels & Resorts, Inc., 77 West Wacker Drive, Suite 4600, Chicago, Illinois 60601, Attn: Secretary, (312) 658-5000.

We maintain a web site at http://www.strategichotels.com, which contains information concerning us and our subsidiaries. Information included or referred to on our web site is not incorporated by reference or otherwise part of this prospectus. Our web site address is included in this prospectus as an inactive textual reference only.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the expenses, other than underwriting discounts and commissions, to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered. All amounts set forth below are estimated.

SEC Registration Fee	$	*
New York Stock Exchange Fees		**
Transfer Agent’s fees		**
Legal Fees and Expenses		**
Printing Expenses		**
Accounting Fees and Expenses		**
Miscellaneous		**

Total		$**

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
**	These fees are calculated based on the securities offered and the number of issuances and accordingly, cannot be estimated at this time.

Item 15. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty which is established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

Our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate the Company to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, member or director, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, limited liability company, joint venture, trust, employee benefit plan or other enterprise as a director, officer, member or director and who is made or threatened to be made a party to the proceeding by reason of his service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit the Company to indemnify and advance expenses to any individual who served a predecessor of the Company in any of the capacities described above and any employee or agent of the Company or a predecessor of the Company.

Maryland law requires a corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful in the defense of any proceeding to which he is made or threatened to be made a party by reason of his service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Item 16. Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement (1)

3.1a	Articles of Amendment and Restatement of Strategic Hotel Capital, Inc. (filed as Exhibit 3.1 to Strategic Hotel Capital, Inc.’s Amendment No. 3 to Registration Statement on Form S-11 (File No. 333-112846) filed on June 8, 2004 and incorporated herein by reference)

3.1b	Articles Supplementary relating to the 8.50% Series A Cumulative Redeemable Preferred Stock (filed as Exhibit 3.1 to Strategic Hotel Capital, Inc.’s Current Report on Form 8-K (File No. 1-32223) filed on March 18, 2005 and incorporated herein by reference)

3.1c	Certificate of Correction relating to the 8.50% Series A Cumulative Redeemable Preferred Stock (filed as Exhibit 3.2 to Strategic Hotel Capital, Inc.’s Current Report on Form 8-K (File No. 1-32223) filed on March 18, 2005 and incorporated herein by reference)

3.1d	Articles Supplementary relating to the 8.25% Series B Cumulative Redeemable Preferred Stock (filed as Exhibit 3.5 to Strategic Hotel Capital, Inc.’s Form 8-A (File No. 1-32223) filed on January 13, 2006 and incorporated herein by reference)

3.2	By-Laws of Strategic Hotels & Resorts, Inc. (filed as Exhibit 3.2 to Strategic Hotel Capital, Inc.’s Registration Statement on Form S-11 (File No. 333-112846) filed on February 13, 2004 and incorporated herein by reference)

4.1	Form of Indenture (1)

4.2	Form of Indenture Security (1)

4.3	Form of Common Stock Certificate

4.4	Form of Certificate for Preferred Stock

4.5	Form of Warrant Agreement and Warrant Certificate (1)

4.6	Form of Preferred Trust Securities Guarantee Agreement (1)

4.7	Declaration of Trust of BEE Financing Trust I

4.8	Certificate of Trust of BEE Financing Trust I

4.9	Declaration of Trust of BEE Financing Trust II

Exhibit No.	Description

4.10	Certificate of Trust of BEE Financing Trust II

4.11	Declaration of Trust of BEE Financing Trust III

4.12	Certificate of Trust of BEE Financing Trust III

4.13	Form of Amended and Restated Declaration of Trust (1)

5.1	Opinion of Venable LLP

5.2	Opinion of Richards, Layton & Finger, P.A. (1)

5.3	Opinion of Paul, Hastings, Janofsky & Walker LLP (1)

8.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding Tax Matters

12.1	Statement of Computation of Ratio to Earnings to Combined Fixed Charges and Preferred Dividends

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Deloitte s.r.o.

23.3	Consent of Ernst & Young LLP

23.4	Consent of Venable LLP (included in Exhibit 5.1)

23.5	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2) (1)

23.6	Consent of Paul, Hastings, Janofsky & Walker LLP (included Exhibit in 5.3) (1)

24.1	Power of Attorney (contained in the signature page hereto)

25.1	Statement of Eligibility of Trustee on Form T-1 for the Debt Securities (1)

25.2	Statement of Eligibility of Trustee on Form T-1 under the Declaration of Trust of BEE Financing Trust I (1)

25.3	Statement of Eligibility of Trustee on Form T-1 under the Declaration of Trust of BEE Financing Trust II (1)

25.4	Statement of Eligibility of Trustee on Form T-1 under the Declaration of Trust of BEE Financing Trust III (1)

25.5	Statement of Eligibility of Trustee on Form T-1 under the Guarantee Agreement relating to BEE Financing Trust I (1)

25.6	Statement of Eligibility of Trustee on Form T-1 under the Guarantee Agreement relating to BEE Financing Trust II (1)

25.7	Statement of Eligibility of Trustee on Form T-1 under the Guarantee Agreement relating to BEE Financing Trust III (1)

(1)	To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.

Item 17. Undertakings.

(a) The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, each of the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)	The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants’ annual reports pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, if necessary (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The undersigned registrants hereby undertake to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(d)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to existing provisions or arrangements whereby the registrants may indemnify a director, officer or controlling person of each of the registrants against liabilities arising under the Securities Act, or otherwise, the registrants have been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than for the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of each of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 18, 2006.

STRATEGIC HOTELS & RESORTS, INC.

By:	/S/ MONTE J. HUBER
Monte J. Huber Controller and Treasurer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned whose signatures appear below hereby constitute and appoint James E. Mead, Monte J. Huber and Paula C. Maggio their true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for them and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ LAURENCE S. GELLER	Chief Executive Officer and Director	April 18, 2006
Laurence S. Geller

/S/ JAMES E. MEAD	Chief Financial Officer	April 18, 2006
James E. Mead

/S/ MONTE J. HUBER	Controller and Treasurer	April 18, 2006
Monte J. Huber

/S/ JOHN C. DETERDING	Chairman	April 18, 2006
John C. Deterding

/S/ ROBERT P. BOWEN	Director	April 18, 2006
Robert P. Bowen

Director
Michael W. Brennan

/S/ EDWARD C. COPPOLA	Director	April 18, 2006
Edward C. Coppola

Signature	Title	Date

/S/ RICHARD L. FISHER	Director	April 18, 2006
Richard L. Fisher

/S/ DAVID M.C. MICHELS	Director	April 18, 2006
David M.C. Michels

/S/ WILLIAM A. PREZANT	Director	April 18, 2006
William A. Prezant

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 18, 2006.

BEE FINANCING TRUST I

By:	Strategic Hotels & Resorts, Inc., its Sponsor

By:	/S/ MONTE J. HUBER
Controller and Treasurer

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 18, 2006.

BEE FINANCING TRUST II

By:	Strategic Hotels & Resorts, Inc., its Sponsor

By:	/S/ MONTE J. HUBER
Controller and Treasurer

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on April 18, 2006.

BEE FINANCING TRUST III

By:	Strategic Hotels & Resorts, Inc., its Sponsor

By:	/S/ MONTE J. HUBER
Controller and Treasurer

Exhibit Index

Exhibit No.	Description

1.1	Form of Underwriting Agreement (1)

3.1a	Articles of Amendment and Restatement of Strategic Hotel Capital, Inc. (filed as Exhibit 3.1 to Strategic Hotel Capital, Inc.’s Amendment No. 3 to Registration Statement on Form S-11 (File No. 333-112846) filed on June 8, 2004 and incorporated herein by reference)

3.1b	Articles Supplementary relating to the 8.50% Series A Cumulative Redeemable Preferred Stock (filed as Exhibit 3.1 to Strategic Hotel Capital, Inc.’s Current Report on Form 8-K (File No. 1-32223) filed on March 18, 2005 and incorporated herein by reference)

3.1c	Certificate of Correction relating to the 8.50% Series A Cumulative Redeemable Preferred Stock (filed as Exhibit 3.2 to Strategic Hotel Capital, Inc.’s Current Report on Form 8-K (File No. 1-32223) filed on March 18, 2005 and incorporated herein by reference)

3.1d	Articles Supplementary relating to the 8.25% Series B Cumulative Redeemable Preferred Stock (filed as Exhibit 3.5 to Strategic Hotel Capital, Inc.’s Form 8-A (File No. 1-32223) filed on January 13, 2006 and incorporated herein by reference)

3.2	By-Laws of Strategic Hotels & Resorts, Inc. (filed as Exhibit 3.2 to Strategic Hotel Capital, Inc.’s Registration Statement on Form S-11 (File No. 333-112846) filed on February 13, 2004 and incorporated herein by reference)

4.1	Form of Indenture (1)

4.2	Form of Indenture Security (1)

4.3	Form of Common Stock Certificate

4.4	Form of Certificate for Preferred Stock

4.5	Form of Warrant Agreement and Warrant Certificate (1)

4.6	Form of Preferred Trust Securities Guarantee Agreement (1)

4.7	Declaration of Trust of BEE Financing Trust I

4.8	Certificate of Trust of BEE Financing Trust I

4.9	Declaration of Trust of BEE Financing Trust II

4.10	Certificate of Trust of BEE Financing Trust II

4.11	Declaration of Trust of BEE Financing Trust III

4.12	Certificate of Trust of BEE Financing Trust III

4.13	Form of Amended and Restated Declaration of Trust (1)

5.1	Opinion of Venable LLP

5.2	Opinion of Richards, Layton & Finger, P.A. (1)

5.3	Opinion of Paul, Hastings, Janofsky & Walker LLP (1)

8.1	Opinion of Paul, Hastings, Janofsky & Walker LLP regarding Tax Matters

12.1	Statement of Computation of Ratio to Earnings to Combined Fixed Charges and Preferred Dividends

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Deloitte s.r.o.

23.3	Consent of Ernst & Young LLP

23.4	Consent of Venable LLP (included in Exhibit 5.1)

23.5	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2) (1)

23.6	Consent of Paul, Hastings, Janofsky & Walker LLP (included in Exhibit 5.3) (1)

24.1	Power of Attorney (contained in the signature page hereto)

25.1	Statement of Eligibility of Trustee on Form T-1 for the Debt Securities (1)

Exhibit No.	Description

25.2	Statement of Eligibility of Trustee on Form T-1 under the Declaration of Trust of BEE Financing Trust I (1)

25.3	Statement of Eligibility of Trustee on Form T-1 under the Declaration of Trust of BEE Financing Trust II (1)

25.4	Statement of Eligibility of Trustee on Form T-1 under the Declaration of Trust of BEE Financing Trust III (1)

25.5	Statement of Eligibility of Trustee on Form T-1 under the Guarantee Agreement relating to BEE Financing Trust I (1)

25.6	Statement of Eligibility of Trustee on Form T-1 under the Guarantee Agreement relating to BEE Financing Trust II (1)

25.7	Statement of Eligibility of Trustee on Form T-1 under the Guarantee Agreement relating to BEE Financing Trust III (1)

(1)	To be filed by amendment or incorporated by reference in connection with the offering of the offered securities.